UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Oak Valley Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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125 North Third Avenue

Oakdale, California 95361

(209) 848-2265

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 9, 2011

The Annual Meeting of Shareholders of Oak Valley Bancorp, a California corporation (“Oak Valley” or the “Company”), will be held at Oak Valley Bancorp Headquarters at 338 E F Street, Oakdale, California 95361 on June 9, 2011 4 p.m. Pacific Daylight Time, to consider and vote on the following matters:

1.  The election of the following three (3) director nominees as described within the Proxy Statement:

Michael Q. Jones

Richard J. Vaughan

Christopher M. Courtney

2.  The ratification of the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm;

3.  A non-binding advisory vote on the compensation of the Company’s senior executive officers;

4.  A shareholder proposal, if properly presented at the annual meeting, to require that directors be elected by cumulative vote; and

5.  To transact such other business as may properly come before the Annual Meeting of Shareholders, and any adjournment or postponement.

The Board of Directors has fixed the close of business day on April 20, 2011, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIAL FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 9, 2011

This communication presents only an overview of the more complete proxy materials include the Company’s 2010 Annual Report, Form 10-K (the “Annual Report”), Notice of Annual Meeting, and Proxy Statement, and Proxy Card (“Proxy Material”) which are available for the public at www.edocumentview.com/OVLY. We encourage you to access and review all of the important information contained in the Proxy Material before voting.

PLEASE NOTE — YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online, by telephone, or request a paper copy of the Proxy Material to receive a physical proxy card. There is no charge to you for requesting a paper copy of the Proxy Material. Please make your request for a copy using one of the following methods as instructed below on or before May 31, 2011 to facilitate timely delivery.

Methods:	If you are a shareholder of record:	If you are beneficial owner of shares held in street name:

First Class/Registered/Certified Mail:	Computershare Investor Services 250 Royall Street Canton, MA 02021	Not available.

By Telephone:	Toll Free Telephone Number: 1-866-641-4276	Toll Free Telephone Number: 1-800-579-1639

From the Internet:	Go to www.investorvote.com, click Request Materials	Go to www.proxyvote.com by following the instructions on the screen.

By Email	Write to investorvote@computershare.com with subject line: “Proxy Materials Oak Valley Bancorp.”	Send a blank email to sendmaterial@proxyvote.com with your 12-Digital Control Number in the subject line.

Your Board of Director recommends that you vote “FOR” the election of each of the Director nominees listed in the Proxy Statement under “PROPOSAL 1 — ELECTION OF DIRECTORS,” “ FOR “ the ratification of Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 under “PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM “,” FOR “ approval of a non-biding advisory vote on the compensation of the Company’s Named Executive Officers under “PROPOSAL 3 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION”, and “ AGAINST “ the shareholder proposal regarding cumulative voting under “PROPOSAL 4 — “ELECTION OF DIRECTORS BY CUMULATIVE VOTING”.

By Order of the Board of Directors,

/s/ Richard A. McCarty
Richard A. McCarty
Secretary
Date: April 28, 2011

PROXY STATEMENT
OF
OAK VALLEY BANCORP

ANNUAL MEETING OF SHAREHOLDERS OF

OAK VALLEY BANCORP

TO BE HELD ON JUNE 9, 2011

GENERAL INFORMATION FOR SHAREHOLDERS

The following information is furnished in connection with the solicitation of the accompanying proxy by and on behalf of the Board of Directors of Oak Valley Bancorp (the “Company”) for use at the Annual Meeting of Shareholders to be held at Oak Valley Bancorp Headquarters at 338 E F Street, Oakdale, California 95361, on June 9, 2011, at 4 p.m.

Shareholders Entitled to Vote

Only shareholders of record at the close of business on April 20, 2011, (the “Record Date”) will be entitled to notice of, and to vote, at the Annual Meeting.  On the Record Date, the Company had outstanding 7,713,794 shares of its common stock, of which 7,713,794 will be entitled to vote at the Annual Meeting and any adjournments thereof.  This Proxy Statement (“Proxy”) will be first mailed to shareholders on or about April 29, 2011.

Vote By Proxy

As many of the Company’s shareholders are not expected to attend the Annual Meeting in person, the Company solicits proxies so that each shareholder is given an opportunity to vote.  Shares represented by a duly executed proxy in the accompanying form, received by the Board of Directors prior to the Annual Meeting, will be voted at the Annual Meeting.  A shareholder executing and delivering the proxy may revoke the proxy at any time prior to exercise of the authority granted by the proxy by (i) filing with the secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date; or (ii) attending the meeting and voting in person.  A proxy is also revoked when written notice of the death or incapacity of the maker of the proxy is received by the Company before the vote is counted.  If a shareholder specifies a choice with respect to any matter on the accompanying form of proxy, the shares will be voted accordingly.  If no specification is made, the shares represented by the proxy will be voted in favor of the specified proposal.

Methods of Voting

Shareholders may vote on matters that are properly presented at the 2011 Annual Meeting in one of the following four ways:

•      By submitting your vote electronically via the Internet at www.investorvote.com;

•      By submitting your vote telephonically;

•      By completing the proxy card and returning it in a pre-paid envelope provided by the Company if you request a paper copy up the Proxy Material one; or

•      By attending the 2011 Annual Meeting and casting your vote in person.

For the 2011 Annual Meeting, the Company is offering registered shareholders the opportunity to vote their shares electronically through the Internet or by telephone.  The telephone and Internet voting instructions are provided in the Proxy Card as well as in the Proxy Notice dated April 28, 2011.  The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly.  Shareholders voting through the Internet should understand that they may bear certain costs associated with Internet access, such as usage charges from their Internet service providers.

If a shareholder choose to submit the vote by mail instead, he or she should request a paper copy of the Proxy Material, and Company will send you the proxy card along with the rest of the Proxy Material as well as a pre-paid envelope, and you need to cast your vote by signing and returning the Proxy Card in the pre-paid envelope to the Company.  There is no charge to you for requesting a copy.  Please make your request for a copy as instructed below on or before May 31, 2011 to facilitate timely delivery.

Methods:	If you are a shareholder of record:	If you are beneficial owner of shares held in street name:

First Class/Registered/Certified Mail:	Computershare Investor Services 250 Royall Street Canton, MA 02021	Not available.

By Telephone:	Toll Free Telephone Number: 1-866-641-4276	Toll Free Telephone Number: 1-800-579-1639

From the Internet:	Go to www.investorvote.com, click Request Materials	Go to www.proxyvote.com by following the instructions on the screen.

By Email	Write to investorvote@computershare.com with subject line: “Proxy Materials Oak Valley Bancorp.”	Send a blank email to sendmaterial@proxyvote.com with your 12-Digital Control Number in the subject line.

Method of Counting Votes

Holders of common stock of the Company are entitled to one vote for each share held. No holder of any class of stock of the corporation shall be entitled to cumulate votes in connection with any election of directors of the corporation.

The proxy holders, Ronald Martin and Roger Schrimp, both of whom are directors of the Company, will vote all shares of Common Stock represented by the proxies unless authority to vote such shares is withheld or the proxy is revoked.  However, the proxy holders cannot vote the shares of the shareholder unless the shareholder signs and returns a proxy card.  Proxy cards also confer upon the proxy holders discretionary authority to vote the shares represented thereby on any matter that was not known at the time this Proxy Statement was mailed, which may properly be presented for action at the Annual Meeting, including a motion to adjourn, and with respect to procedural matters pertaining to the conduct of the Annual Meeting.  The total expense of soliciting the proxies in the accompanying form will be borne by the Company.  While proxies are normally solicited by mail, proxies may also be solicited directly by officers, directors and employees of the Company or its subsidiary, Oak Valley Community Bank (the “Bank”).  Such officers, directors and employees will not be compensated for this service beyond normal compensation to them.

Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine, but not on non-routine matters. A “broker non-vote” occurs when a broker does not vote on a particular proposal because the broker does not receive instructions from the beneficial owner and does not have discretionary authority. Each of (i) the non-binding advisory vote on executive compensation, and (ii) the ratification of the selection of the Company’s independent registered public accounting firm, is a routine item. The election of directors is a proposal on which a broker may vote only if the beneficial owner has provided voting instructions.

Unless contrary instructions are indicated on the Proxy, all shares represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted as follows:

FOR the election of all nominees for director named herein;

FOR ratification of the selection of Moss Adams, LLP as the Company’s independent registered public accounting firm;

FOR the adoption of a non-binding advisory vote approving executive compensation; and

AGAINST the shareholder proposal regarding cumulative voting.

In the event a shareholder specifies a different choice on the Proxy, his or her shares will be voted in accordance with the specification so made.  In addition, such shares will, at the proxy holders’ discretion, be voted on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting).  Boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director.

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2010 is available at www.edocumentview.com/OVLY, and is incorporated herein by reference.  You may request a hard copy of the Annual Report and other Proxy Materials by contacting:

Methods:	If you are a shareholder of record:	If you are beneficial owner of shares held in street name:

First Class/Registered/Certified Mail:	Computershare Investor Services 250 Royall Street Canton, MA 02021	Not available.

By Telephone:	Toll Free Telephone Number: 1-866-641-4276	Toll Free Telephone Number: 1-800-579-1639

From the Internet:	Go to www.investorvote.com, click Request Materials	Go to www.proxyvote.com by following the instructions on the screen.

By Email	Write to investorvote@computershare.com with subject line: “Proxy Materials Oak Valley Bancorp.”	Send a blank email to sendmaterial@proxyvote.com with your 12-Digital Control Number in the subject line.

Vote Required

Election of Directors

The three (3) nominees for director are elected by a plurality of votes cast. This means that the 3 nominees who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate “WITHHOLD AUTHORITY” to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. Abstentions will not have any effect on the outcome of the vote. Broker non-votes will not count as a vote on the proposal and will not affect the outcome of the vote. Our Board of Directors unanimously recommends that you vote FOR the election of each of its director nominees.

Ratification of Selection of Independent Accountants

The affirmative vote of a majority of the shares entitled to vote present in person or by proxy at the Annual Meeting voting on this proposal is required to ratify the selection of Moss Adams LLP as our independent registered public accounting firm for 2011. Our Board of Directors unanimously recommends that you vote FOR the proposal to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2011.

Advisory Proposal on the Company’s Executive Compensation

The affirmative vote of a majority of the shares entitled to vote present in person or by proxy at the Annual Meeting voting on this proposal is required to approve this proposal. A properly executed proxy marked “abstain” and broker non-votes will have the same effect as a negative vote. Broker non-votes do not constitute votes cast and therefore will have no effect on the approval of the proposal. Our Board of Directors unanimously recommends that you vote FOR the adoption of an advisory resolution to approve our executive compensation as disclosed in this Proxy Statement.

Shareholder Proposal to Require that Directors Be Elected by Cumulative Voting

The affirmative vote of a majority of the shares entitled to vote present in person or by proxy at the Annual Meeting voting on this proposal is required to approve this proposal. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes do not constitute votes cast and therefore will have no effect on the approval of the proposal. Our Board of Directors unanimously recommends that you vote AGAINST the proposal to require that directors be elected by cumulative voting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT

Ownership of Securities

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of December 31, 2010, by:

• Each person known by us to be a beneficial owner of five percent (5%) or more of our common stock;

• Each current director, each of whom is a nominee for election as a director; and

• All current directors and executive officers as a group.

Our common stock is the only class of voting securities outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Except as indicated in the notes following the table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 7,713,794 shares of common stock outstanding as of March 30, 2011. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days following March 30, 2011 are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person or entity.

	Common Stock Beneficially Owned (1) on March 30, 2011
Beneficial Owner	Shares Beneficially Owned	Vested Option Shares (2)	Percentage of Shares Beneficially Owned (3)
Five Percent Shareholder: (4)
Patrick W. Hopper	711,707		9.23%

Executive Officers and Directors:(5)

James L. Gilbert	143,656		1.86%

Thomas A. Haidlen	191,380		2.48%

Michael Q. Jones	11,520	4,500	0.21%

Roger M. Schrimp	200,965		2.61%

Danny L. Titus	199,418		2.59%

Richard J. Vaughan	88,000		1.14%

Donald L. Barton	10,000	4,000	0.18%

Ronald C. Martin (6)	181,830	33,750	2.79%

Christopher M. Courtney	97,598	33,750	1.70%

Richard A. McCarty	1,502	22,500	0.31%

All officers and directors as a group	1,125,869	98,500	15.87%

(1) Except as otherwise noted, may include shares held by such person’s spouse (except where legally separated) and minor children, and by any other relative of such person who has the same home; shares held in “street name” for the benefit of such person; shares held by a family or living trust as to which such person is a trustee and primary beneficiary with sole voting and investment power (or shared power with a spouse); or shares held in an Individual Retirement Account or pension plan as to which such person is the sole beneficiary.

(2) Consists of shares which the applicable individual or group has the right to acquire upon the exercise of stock options which are vested or will vest within 60 days of March 30, 2011 pursuant to the Company’s Stock Plan.

(3) This percentage is based on the total number of shares of our common stock outstanding, plus the number of option shares which the applicable individual or group has the right to acquire upon the exercise of stock options which are vested or will vest within 60 days of March 30, 2011 pursuant to the Company’s Stock Plan.

(4) The address for Patrick Hopper is 2624 Pebblegold Avenue, Henderson, Nevada 89074.

(5) The address for all officers and directors is c/o Oak Valley Community Bank, 125 North Third Avenue, Oakdale, California 95361.

(6) Excludes third party participant shares held by Mr. Martin in his capacity as trustee of the Company’s 401(k) plan.

CORPORATE GOVERNANCE AND BOARD MATTERS

We are committed to having sound corporate governance principles, good business practices, and transparency in financial reporting. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. Our Board of Directors continually reviews its governance policies and practices, as well as the requirements of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the listing standards of The NASDAQ Stock Market, to help ensure that such policies and practices are compliant and up to date.

Board of Directors

Board Independence

A majority of the Board of Directors consists of independent directors, as defined by the applicable rules and regulations of The NASDAQ Stock Market, as follows:

Donald L. Barton

James L. Gilbert

Thomas A. Haidlen

Michael Q. Jones

Roger M. Schrimp

Richard J. Vaughan

Danny L. Titus

The non-independent directors of the Board are Ronald C. Martin and Christopher M. Courtney, who are our Chief Executive Officer and President, respectively.

Board and Committee Meeting Attendance

During the fiscal year ended December 31, 2010, our Board of Directors held a total of twelve meetings. Each incumbent director who was a director during 2010 attended at least 75% of the aggregate of (a) the total number of such meetings; and (b) the total number of meetings held by all committees of the Board on which such director served during 2010.

Director Attendance at Annual Meetings of Shareholders

The Board believes it is important for all directors to attend the Annual Meeting of Shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. The Company’s policy is to encourage, but not require, attendance by each director at the Company’s Annual Meeting of Shareholders. A majority of our current directors attended our Annual Meeting of Shareholders in 2010.

Communications with the Board

The Board of Directors has established a process for shareholders to communicate with the Board of Directors or with individual directors.  Shareholders who wish to communicate with the Board of Directors or with individual directors should direct written correspondence to our Corporate Secretary at our principal executive offices located at 125 North Third Avenue, Oakdale, California 95361.  Any such communication must contain (i) a representation that the shareholder is a holder of record of stock of the Company; (ii) the name and address, as they appear on our books, of the shareholder sending such communication and (iii) the class and number of shares that are beneficially owned by such shareholder.  Our Corporate Secretary may (but is not required to) review all correspondence addressed to the Board, or any individual member of the Board, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if, for example, it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute. Our policies regarding the handling of security holder communications were approved by a majority of our independent directors.

Nomination of Directors

The Board as a whole indentifies and evaluates nominees for election as directors. The Board utilizes a variety of methods for identifying and evaluating nominees for director. Although there are no specific minimum qualifications, the Board considers some or all of the following criteria in considering candidates to serve as directors:

• commitment to ethical conduct and personal and professional integrity as evidenced through the person’s business associations, diversity, service as a director or executive officer or other commitment to ethical conduct and personal and professional integrity as evidenced in organizations and/or education;

• objective perspective and mature judgment developed through business experiences and/or educational endeavors;

• the candidate’s ability to work with other members of the Board of Directors and management to further our goals and increase shareholder value;

• the ability and commitment to devote sufficient time to carry out the duties and responsibilities as a director;

• demonstrated experience at policy-making levels in various organizations and in the areas that are relevant to our activities;

• the skills and experience of the potential nominee in relation to the capabilities already present on the Board of Directors;

• local community involvement; and

• such other attributes, including independence, relevant in constituting a board that also satisfies the requirements imposed by the SEC and The NASDAQ Stock Market.

In addition to the factors discussed above, the Board regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board considers various potential candidates for director. Candidates may come to the attention of the Board through current Board members, shareholders or other persons. As described above, the Board considers properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Board at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for our annual meeting. If any materials are provided by a shareholder with the nomination of a director candidate, such materials are forwarded to the Board.

The Board does not have a separate policy for consideration of any director candidates recommended by shareholders. Instead, the Board considers any candidate who meets the requirements for nomination by a shareholder in the same manner as any other director candidate, based on the criteria discussed above. The Board believes that requiring that shareholder recommendations for director candidates comply with specific requirements would create an unnecessary distinction and may limit the potential pool of director candidates in our community.

Term of Office

Directors serve for a one year term or until their successors are elected. The Bylaws of the Company, as amended, authorize the Company to have a classified Board of Directors, divided into three classes, so long as the number of directors of the Company has been fixed at nine (9) or more directors. Pursuant to that provision, each year only three (3) directors then in office would be subject to nomination and election. Accordingly, each nominee director, if elected, will hold office as follows until his successor is duly elected and qualified for the following terms:

Nominee		Expiration of Term

Roger M.	Schrimp	2013
James L.	Gilbert	2013
Danny L.	Titus	2013
Ronald C.	Martin	2012
Thomas A.	Haidlen	2012
Donald L.	Barton	2012
Richard J.	Vaughan	2014(1)
Christopher M.	Courtney	2014(1)
Michael Q.	Jones	2014(1)

(1) If elected at the June 9, 2011 meeting.

The Board does not have term limits, instead preferring to rely upon the evaluation procedures described herein as the primary methods of ensuring that each director continues to act in a manner consistent with the best interests of the shareholders and the Company.

Number and Composition of Board Committees

The Board may delegate portions of its responsibilities to committees of its members. These standing committees of the Board meet at regular intervals to attend to their particular areas of responsibility. Our Board has six standing committees: Nominating Committee, Audit Committee, Loan Committee, Investment Committee, Compensation Committee and CRA Committee. An independent director, as defined by the applicable rules and regulations of The NASDAQ Stock Market, chairs the Board and its other standing committees. The chair determines the agenda, the frequency and the length of the meetings and receives input from Board members.

Committee of the Board

As of the date of this Proxy, our Board had nine (9) directors and the following six committees:

•        Nominating,

•        Audit,

•        Loan,

•        Investment,

•        Compensation, and

 •     CRA Committee.

Executive Sessions

Independent directors meet in executive sessions throughout the year including meeting annually to consider and act upon the recommendation of the Compensation Committee regarding the compensation and performance of the chief executive officer.

Evaluation of Board Performance

A Board assessment and director self-evaluations are conducted annually in accordance with an established evaluation process and includes performance of committees. The Chairman of the Nominating Committee, who is a rotating independent director, oversees this process and reviews the assessment and self-evaluation with the full Board.

Management Performance and Compensation

The Compensation Committee reviews and approves the Chief Executive Officer’s evaluation of the top management team on an annual basis. The Board (largely through the Compensation Committee) evaluates the compensation plans for senior management and other employees to ensure they are appropriate, competitive and properly reflect objectives and performance.

Director Stock Ownership Guidelines

The Board encourages each Board member to hold shares of the Company’s common stock. Although the Board has not fixed any particular target holding, any director is encouraged to hold Company’s common stock for his or her own investment.

Code of Ethics

The Board expects all directors, as well as officers and employees, to display the highest standard of ethics, consistent with the principles that have guided the Company over the years.

We have adopted a Code of Ethics to help ensure that the financial affairs of the Company are conducted honestly, ethically, accurately, objectively, consistent with generally accepted accounting principles and in compliance with all applicable governmental law, rules and regulations. We will disclose any amendment to, or a waiver from a provision of our Code of Ethics on our website. The Code of Ethics applies to our directors, executive officers, employees and consultants.  Our Chief Executive Officer and all senior financial officers, including the Chief Financial Officer, are bound by such Code of Ethics which is posted on our Internet website at www.ovcb.com.

Reporting of Complaints/Concerns Regarding Accounting or Auditing Matters

The Company’s Board of Directors has adopted procedures for receiving and responding to complaints or concerns regarding accounting and auditing matters. These procedures were designed to provide a channel of communication for employees and others who have complaints or concerns regarding accounting or auditing matters involving the Company.

Employee concerns may be communicated in a confidential or anonymous manner to the Audit Committee of the Board. The Audit Committee Chairman will make a determination on the level of inquiry, investigation or disposal of the complaint. All complaints are discussed with the Company’s senior management and monitored by the Audit Committee for handling, investigation and final disposition. The Chairman of the Audit Committee will report the status and disposition of all complaints to the Board of Directors.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers

Set forth below is certain information with respect to the executive officers of the Company:

Name	Age	Position	Officer Since*
Ronald C. Martin	64	Chief Executive Officer	2008

Christopher M. Courtney	48	President	2008

Richard A. McCarty	39	Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Secretary	2008
David S. Harvey	57	Executive Vice President, Commercial Banking Group	2008
Michael J. Rodrigues	41	Executive Vice President and Chief Credit Officer	2008

* The Company was formed in 2008 as the bank holding company of Oak Valley Community Bank.

Biographical information for our senior executive officers (SEOs) who are not nominees for election is set forth below.

Ronald C. Martin has served as a director and Chief Executive Officer of the Bank since 1992.  He was also the Bank’s President until August 2004. He has been Oak Valley Bancorp Chief Executive Officer and a Director since May 2008. Mr. Martin began his banking career in 1977 with River City Bank in Sacramento.  Between 1977 and 1987 he was employed in the Sacramento area and from December 1987 to January 1992 he served as President and Chief Executive Officer of Butte Savings in Chico, California.  Mr. Martin has a B.S. in Finance from the University of Arizona. Mr. Martin is a veteran banker with a deep understanding of our local community banking needs.

Richard A. McCarty first joined Oak Valley Community Bank in 1996, and thereafter became our Executive Vice President and Chief Financial Officer in 2000, our Chief Administrative Officer in 2008 and our Secretary in February 2010. Mr. McCarty has a B.S. in Finance from California State University, Stanislaus.

Michael J. Rodrigues first joined Oak Valley Community Bank in 1997. He has been the Bank’s Chief Credit Officer since 2006. Mr. Rodrigues has 18 years of diverse banking experience, joining Oak Valley Community

Bank in 1997, as a commercial lender.  He has a degree in Business Finance from California Polytechnic State University, San Luis Obispo.  He is also a 2006 graduate of the Pacific Coast Banking School at the University of Washington.

David S. Harvey has 30 years of commercial lending experience, joining Oak Valley Community Bank in 2002. Mr. Harvey received his B.S. Degree in Corporate Finance from CSU Northridge and later went on to get his Masters Degree in Banking and Finance from Golden Gate University in 1984.

The Board of Directors

The Board of Directors oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chief Executive Officer, other key executives and our principal outside advisors (legal counsel, outside auditors, and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings.

The Company’s Bylaws currently permit the number of Board members to range from seven to thirteen leaving the Board authority to fix the exact number of directors within that range. The Board has currently fixed the number of directors at nine.

Directors

Biographical information of our current directors who are not executive officers and are not nominees for election is set forth below:

Donald L. Barton, 53, has been a director of the Bank since 2006 and of Oak Valley Bancorp since 2008.  Mr. Barton is the managing partner at GoldRiver Orchards, a local walnut processing operation which his family started since 1912. Previously, he was Vice President Marketing at The Wornick Company, and President at Heidi’s Gourmet Desserts. Before that he had number of managerial and executive positions in the food and agribusiness industries, including positions with Cargill and HJ Heinz. Mr. Barton is a Stanford graduate and earned his MBA from Santa Clara University.  Mr. Barton is an Oakdale resident. Mr. Barton adds knowledge of the local economy to the Board.

James L. Gilbert, 66, has been a Director of the Bank since 1991 and of Oak Valley Bancorp since 2008.  Mr. Gilbert has lived in Oakdale since 1946.  Mr. Gilbert is an owner and executive of A.L.Gilbert Co, a business that has been in Oakland for about 100 years. Mr. Gilbert has been involved in the feed and seed business as well as retail feed stores for four decades.  Mr. Gilbert has also been engaged in and almond farming for more than 30 years. Mr. Gilbert enhances the connection between the Board and our community.

Thomas A. Haidlen, 64, has been a director of the Bank since 1991 and of Oak Valley Bancorp since 2008.  Mr. Haidlen was born in Oakdale and has resided in Oakdale for over 50 years.  He owns and operates the Haidlen Ford Dealership in Oakdale that was established in Oakdale in 1955. Mr. Haidlen helps connect our banking operations with the local commercial community.

Roger M. Schrimp, 69, has been a director of the Bank since 1991 and of Oak Valley Bancorp since 2008.  Mr. Schrimp has practiced law in Oakdale since 1967.  He is a senior partner in the Modesto Law Firm of Damrell, Nelson, Schrimp, Pallios & Ladine, and owns and operates a cattle ranch. Mr. Schrimp brings legal and financial expertise to the Board.

Danny L. Titus, 66, has been a director of the Bank since 1992 and of Oak Valley Bancorp since 2008.  Mr. Titus has served as the President of Situs Investments, Inc. since 1989 which manages real estate and investments.  During the period of from 1979 to 1988, Mr. Titus was the general manager of Steelgard, Inc. which manufacturers portable buildings. Mr. Titus brings investment expertise to the Board.

Board Leadership Structure

The Board of Directors is committed to maintaining an independent Board, and for many years a majority of the Board has been comprised of independent directors. It has further been the practice of the Company to separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company. The Chairman of the Board facilitates communication among the independent directors and between the independent directors and the Chief Executive Officer, presides over meetings of the full Board (including executive sessions) and runs the agenda of such meetings. The Board further believes that the separation of the duties of the Chief Executive Officer and the Chairman of the Board eliminates any inherent conflict of interest that may arise when the roles are combined, and that an independent director can best provide the necessary leadership and objectivity required as Chairman of the Board.

Board Authority for Risk Oversight

The Board has ultimate authority and responsibility for overseeing risk management of the Company. The Board monitors, reviews and reacts to material enterprise risks identified by management. The Board receives specific reports from executive management on financial, credit, liquidity, interest rate, capital, operational, legal compliance and reputation risks and the degree of exposure to those risks. The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business line leaders.

Board committees have responsibility for risk oversight in specific areas. The Audit Committee oversees financial, accounting and internal control risk management policies. The Audit Committee also approves the independent auditor and its annual audit plan. The Audit Committee reports periodically to the Board on the effectiveness of risk management processes in place and the overall risk assessment of the Company’s activities. The Compensation Committee assesses and monitors risks in the Company’s compensation program. The Loan Committee reviews risks in our lending activities. The Investment Committee periodically assesses the risks of our investment portfolio.

The Committees of the Board

The Board delegates portions of its responsibilities to committees of its members. These standing committees of the Board meet at regular intervals to attend to their particular areas of responsibility. The Board has five standing committees: the Audit Committee, the Compensation Committee, the Loan Committee, the Investment Committee, and the CRA Committee.

Nominating Committee

The Nominating Committee identifies individuals qualified to become Board members and makes recommendations to the full Board of candidates for election to the Board, leads the Board in an annual review of its performance, and recommends director appointments to Board committees.  The Company’s Nominating Committee was established in 2010 and the committee charter (the “Charter”) was approved in 2010.  A copy of the Charter is included as Appendix A to this proxy statement and is available at www.sec.gov.  The Nominating Committee, consisting of seven independent Directors, makes recommendations to the Board regarding the Board’s composition and structure, nominations for elections of Directors and policies and processes regarding principles of corporate governance to ensure the Board’s compliance with its fiduciary duties to the Company and its shareholders.  The Nominating Committee reviews the qualifications of, and recommends to the Board, candidates as additions, or to fill Board vacancies, if any were to occur during the year.

The Nominating Committee determines the required selection criteria and qualifications of Director nominees based upon the Company’s needs at the time nominees are considered.  In general, Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company’s shareholders.  In addition to the foregoing considerations, the Nominating Committee will consider criteria such as strength of character and leadership skills; general business acumen and experience; broad knowledge of the industry; number of other board seats; and, willingness to commit the necessary time to ensure an active board whose members work well together and possess the collective knowledge and expertise required by the Board.  The Nominating Committee considers these same criteria for candidates regardless of whether the candidate was identified by the Nominating Committee, by shareholders, or any other source.

  The goal of the Nominating Committee is to seek to achieve a balance of knowledge and experience on the Company’s Board.  To this end, the Nominating Committee seeks nominees with the highest professional and personal ethics and values, an understanding of the Company’s business and industry, diversity of business experience, expertise and backgrounds, a high level of education, broad-based business acumen and the ability to think strategically.  The composition of the current Board reflects diversity in business and professional experience, skills, and gender.  The Nominating Committee reviews the effectiveness of the Charter in achieving the goals of the Nominating Committee as stated therein annually.

The members of the Nominating Committee are Messrs. Schrimp, Barton, Gilbert, Haidlen, Jones, Titus and Vaughan.  Mr Gilbert is the Chairman.  The Committee met 1 time in 2010.  The Board has determined that all members of the Nominating Committee are “independent” under the applicable rules and regulations of The NASDAQ Stock Market.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the 1934 Securities Exchange Act, as amended, (the “Exchange Act”). The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our internal audit function and independent auditors, and risk assessment and risk management. In addition, the Audit Committee reviews and discusses the annual audited financial statements with management and the independent auditors prior to publishing the annual report and filing the Annual Report on Form 10-K with the SEC; reviews and discusses with management and the independent auditors any significant changes, significant deficiencies and material weaknesses regarding internal controls over financial reporting required by the Sarbanes-Oxley Act of 2002, oversees the internal audit function and the audits directed under its auspices, and establishes policies to ensure all non-audit services provided by the independent auditors are approved prior to work being performed. The Audit Committee also prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews the Audit Committee charter and the committee’s performance; appoints, evaluates and determines the compensation of our independent auditors; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews our disclosure controls and procedures, internal controls, internal audit function, and corporate policies with respect to financial information and earnings guidance; oversees investigations into complaints concerning financial matters; and reviews other risks that may have a significant impact on our financial statements. The Audit Committee works closely with management as well as our independent auditors. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.

The Board of Directors has adopted a written charter for the Audit Committee. The members of the Audit Committee are Messrs. Schrimp (Chairman), Haidlen, Barton, Titus and Vaughan and the Audit Committee held 17 meetings during fiscal 2010.

The Board of Directors has determined that Mr. Schrimp has: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions.

Therefore, the Board has determined that Mr. Schrimp meets the definition of “audit committee financial expert” under the applicable rules and regulations of the SEC and is “financially sophisticated” as defined by the applicable rules and regulations of The NASDAQ Stock Market. The designation of a person as an audit committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933. The designation does not impose on the person any duties, obligations or liability greater than those imposed on any other audit committee member or any other director and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rules 4200(a)(15) of The NASDAQ Stock Market Rule and Rule 10A-3(b)(1) under the Exchange Act.

The Audit Committee Report for 2010 appears on page 43 of this proxy statement.

Compensation Committee

The Compensation Committee establishes our compensation policy, determines the compensation paid to our executive officers and non-employee directors, recommends executive incentive compensation plans and equity-based plans and approves other compensation plans and retirement plans, and performs the various reviews required by the U.S. Treasury Capital Purchase Program and the regulations enacted pursuant to the American Recovery and Reinvestment Act of 2009 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Compensation Committee approves corporate goals related to the compensation of the executive officers, evaluates the executive officers’ performance and compensates the executive officers based on this evaluation.  Messrs. Schrimp, Barton, Gilbert, Haidlen, Jones, Titus and Vaughan are members of the Compensation Committee, and Mr. Schrimp is the Chairman of that committee. The Compensation Committee held 14 meetings during fiscal 2010. The Board has determined that all members of the Compensation Committee are “independent” as that term is defined in Rule 4200(a)(15) of The NASDAQ Stock Market Rules.

Loan Committee

The Loan Committee monitors the activities of our lending function utilizing information presented to it by management at regular meetings. This includes, but is not limited to, the review of trends in outstanding credit relationships, key quality measures, significant borrowing relationships, large problem loans, industry concentrations, all significant lending policies, and the adequacy of the allowance for loan losses. The Loan Committee also reviews lending-related reports from regulators, auditors, and internal personnel.

Each member of the Board of Directors serves on the Loan Committee and Mr. Schrimp is the Chairman of the Committee. The Loan Committee held twenty-four (24) meetings during fiscal 2010.

Investment Committee

The Investment Committee reviews, identifies and classifies our assets based on credit risk, in accordance with regulatory guidelines. The Committee is also responsible for reviewing asset valuation and classification policies, as well as developing and monitoring asset disposition. In addition, the Committee reviews and monitors the Company’s investment portfolio, liquidity position and the risk of our interest-earning assets in comparison to its interest-bearing liabilities.

Messrs. Courtney, Gilbert, Jones, Martin, Titus and Vaughan serve on the Investment Committee and Mr. Vaughan is the Chairman of the Committee. The Committee held four (4) meetings during fiscal 2010.

CRA Committee

The CRA Committee is responsible for oversight of our performance under the requirements of the Federal Community Reinvestment Act of 1977 and similar state law requirements. Messrs. Barton, Courtney, Gilbert, Jones, Martin, Titus serve on the CRA Committee, and Mr. Titus is the Chairman of the Committee. The CRA Committee held 4 meetings during fiscal 2010.

Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Securities Exchange Act required our officers and directors to file reports of ownership and changes of ownership with the SEC.  Our officers and directors are required by SEC regulation to furnish us with copies of all Section 16(a) forms so filed.  As a matter of practice, our administrative staff assists our executive officers and Directors in preparing initial ownership reports and reporting ownership changes, and typically files these reports on their behalf.  Based solely on a review of the copies of the reports furnished to us, or written representations that no reports were required to be filed, we believe that during the fiscal year ended December 31, 2010 all Section 16(a) filing requirements applicable to our directors, officers, and greater than 10% beneficial owners, if any, were complied with.

Certain Relationship and Related Transactions

Some of our Directors and the companies with which they are associated are our customers, and we expect to have banking transactions with them in the future. All loans and commitments to lend were made in the ordinary course of our business and were in compliance with applicable laws. Terms, including interest rates and collateral, were substantially the same as those prevailing for comparable transactions with other persons of similar creditworthiness. These transactions do not involve credits which are different than extended to non-Board customers more than a normal risk of collectability or present other unfavorable features. We have a strong policy regarding review of the adequacy and fairness of Bank loans to directors and officers. Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits a company from extending credit, arranging for the extension of credit or renewing an extension of credit in the form of a personal loan one of its officers or directors. There are several exceptions to this general prohibition, including loans made by an FDIC insured depository institution that is subject to the insider lending restrictions of the Federal Reserve Act. All loans to our directors and officers comply with the Federal Reserve Act and the Federal Reserve Board’s Regulation O and, therefore, are excepted from the prohibitions of Section 402.

From time to time some of our Directors, directly or through affiliates, may perform services for the Bank. These activities are performed in the ordinary course of business and are subject to strict compliance to the policies outlined below. Typically, they relate to routine work to Bank properties, such as, for example, light construction or interior design work at new or exiting branches. Except for $159,000 paid in 2010 by the Company to J. Haidlen Design, a company affiliated to Mr. Haidlen and his daughter, for certain Bank branch construction and design work, none of these activities is material for purposes of Item 404(A) of Regulation S-K under the Securities Exchange Act of 1934.

Policies and Procedures for Approving Related Party Transactions

Our Board of Directors is committed to the highest levels of honesty and integrity and, as such, takes related party transactions very seriously and adheres to very strict policies and procedures that exceed typical Board practices to handle “related party transaction” issues.

A “related party transaction” is a transaction between the Company or the Bank and any “related person” (including any transaction requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934). A “related person” means: (i) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or the Bank or a nominee to become a director of the Company or the Bank; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The general policy of the Board of Directors is that each Director and prospective director must disclose any “related party transaction” to the Board before such transaction may occur and, furthermore, that such transaction may thereafter be consummated if and only if (1) a majority of “non-interested” directors approves or ratifies the transaction, and (2) the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. A “non-interested” director is a director who is not directly or indirectly involved in the “related party transaction”. A director is not deemed to be indirectly involved if the related person transaction does not involve any of his or her immediate family members.

In making its decision on whether or not to approve a transaction, the Board also considers the benefits to the Company or the Bank; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally.

In addition, the Board has also stated that it is the responsibility of each director and prospective director to disclose to the Board any relationship that may not necessarily involve a “related party transaction” but that could impair his or her independence or pose any conflict of interest with the Company or the Bank, including affiliations of a director or prospective director or an immediate family member (defined as a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone, other than domestic employees) who shares such person’s home, and affiliations of a director or prospective director with any Company or Bank (1) customer, supplier, distributor, dealer, reseller or other channel partner; (2) lender, outside legal counsel, investment banker or consultant; (3) significant shareholder; (4) charitable or not-for-profit institution that has received or receives donations from the Company or the Bank, or (5) competitor or other person having an interest adverse to us.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors has responsibility for establishing, implementing and continually monitoring the compensation structure, policies and programs of the Company. The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during 2010, as well as the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers.”

The Compensation Committee is responsible for assessing and approving the total compensation structure paid to the Chief Executive Officer and the other executive officers, including the named executive officers Thus, the Compensation Committee is responsible for determining whether the compensation paid to each of these executive officers is fair, reasonable and competitive, and whether it serves the interests of the Company’s shareholders.

This Compensation Discussion and Analysis identifies the Company’s current compensation philosophy and objectives and describes the various methodologies, policies and practices for establishing and administering the compensation programs of the named executive officers.

Overview

Even though in 2010 the economy remained challenging, we were able to increase profitability and our performance continued to exceed that of many peer institutions.

However, our stock price has not yet reflected our improved performance, especially if compared to our historical standards pre-2008.  Given the difficulty in assessing the timing and pace of the recovery cycle, the Company has continued to manage executive compensation conservatively during 2010.

The objectives of the Company’s executive compensation program are to align a portion of each executive officer’s total compensation with the annual and long-term performance of the Company and the interests of the Company’s shareholders.  Consistent with our performance-based philosophy and objectives, the salaries of our named executive officers have remained unchanged in 2010, although our increased profitability was recognized by resuming year end bonuses, which were not paid in 2010. In 2011, the Compensation Committee is reviewing our compensation program to seek to achieve shareholder value and continue to motivate and retain our senior management.

The Company considered the Shareholder vote approving the Company’s executive compensation for 2010 in making its proposal for 2011.

Effect of the Emergency Economic Stabilization Act of 2008 and American Recovery and Reinvestment Act of 2009

In October, 2008, the Department of the Treasury (“U.S. Treasury”) established the Troubled Asset Relief Program (“TARP”) under the Emergency Economic Stabilization Act of 2008, as amended (“EESA”). EESA provided immediate authority and facilities that the Secretary of the U.S. Treasury could use to restore liquidity and stability to the financial system. Section 101(a) of EESA authorizes the U.S. Treasury to establish the TARP. The U.S. Treasury implemented the Capital Purchase Program under TARP to make preferred stock investments in participating financial institutions.

On February 13, 2009, Congress enacted the American Recovery and Reinvestment Act of 2009 (“ARRA”), which the President signed into law on February 17, 2009. Among other things, ARRA amended in its entirety EESA Section 111, which now provides that certain entities that receive financial assistance from

U.S. Treasury under the TARP will be subject to specified executive compensation and corporate governance standards.

We participated in the TARP Capital Purchase Program in December 2008 by selling preferred stock and common stock purchase warrants to the U.S. Treasury. We participated in the TARP Capital Purchase Program so that we could continue to lend and support our current and prospective customers and further strengthen our capital base. As a result, we became subject to certain executive compensation requirements under EESA, U.S. Treasury regulations, and the contract pursuant to which we sold such preferred stock. On October 20, 2008, the U.S. Treasury issued an interim final rule under Section 111 of EESA (prior to its later amendment by ARRA) (the “October 2008 Interim Final Rule”). The October 2008 Interim Final Rule established the original executive compensation standards for financial institutions participating in the TARP Capital Purchase Program. These standards generally applied to our senior executive officers (“SEOs”).Our SEOs are the same individuals who are our named executive officers.

ARRA prescribed new executive compensation standards, and required the U.S. Treasury to establish these standards by promulgating regulations to implement Section 111. On June 15, 2009, the U.S. Treasury issued its Interim Final Rule promulgated pursuant to Section 111 of EESA as amended by ARRA (“Interim Final Rule”). The provisions of ARRA and the Interim Final Rule supersede the October 2008 Interim Final Rule as well as several notices of guidance issued by the U.S. Treasury before the enactment of ARRA or the Final Interim Rule. The Interim Final Rule consolidates all of the executive compensation related provisions that are specifically directed at TARP recipients into a single rule (superseding all prior rules and guidance), and utilizes the discretion granted to the U.S. Treasury under ARRA to adopt additional standards.

Key features of ARRA and the Interim Final Rule that apply to the Company are:

•  Prohibition on Bonuses.  A prohibition of the payment of any “bonus, retention award, or incentive compensation” to the most highly compensated employee for as long as any TARP Capital Purchase Program related obligations are outstanding. A “bonus” under the rules includes the issuance of stock options.

•  Restricted Stock with Cliff Vesting.  “Long-term” restricted stock is excluded from ARRA’s bonus prohibition, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock. The stock may “fully vest” only as the TARP Capital Purchase Program obligations have been satisfied, subject to several exemptions, and the stock must be forfeited if the employee does not continue performing substantial services for the Company for at least two years from the date of grant.

•  Golden Parachutes.  Prohibition on making any severance/golden parachute payments (defined as any payment without regard to the amount of such payment) to any SEO or any of the next five most highly compensated employees upon termination of employment for any reason (except death or disability) or any payment due to a change in control. A golden parachute payment does not include any payment made for services performed or benefits accrued.

•  Clawback.  Recovery of any bonus or other incentive payments paid to any SEO or the next 20 most highly compensated employees that were made based on financial statements or other criteria that are later found to be materially inaccurate.

•  Tax Gross-Ups.  Prohibition on the payment of any “gross-up” to any SEO or the next twenty most highly compensated employees. A gross-up means any reimbursement of taxes owed with respect to any compensation (except for a tax equalization agreement relating to foreign compensation).

•  SEO Compensation Plans that Encourage Unnecessary Risk-Taking.  Prohibition on executive compensation plans that encourage SEOs to take unnecessary and excessive risks that threaten the Company’s value. Every six months the Compensation Committee must discuss, evaluate and review SEO compensation plans to identify and take action to limit risks that encourage focus on short-term results over long-term results.

•  Perquisites.  Annually disclose to the U.S. Treasury and Federal Reserve Board any perquisites whose total value exceeds $25,000 for the fiscal year paid to any of the five highest compensated employees.

•  Earnings Effect of Manipulation.  Prohibition on compensation plans that encourage earnings manipulation. Every six months the Compensation Committee must discuss, evaluate and review employee compensation plans to ensure they do not encourage manipulation of reported earnings to enhance employee compensation.

•  Certifications of CEO and CFO.  A requirement that the Company’s Chief Executive Officer and Chief Financial Officer provide a written certification of compliance with the executive compensation restrictions in ARRA.

•  Excessive Expenditures.  Implementation of a company-wide policy regarding excessive or luxury expenditures.

The Committee believes that the foregoing restrictions on executive compensation and any further restrictions on executive compensation which may be adopted could adversely affect the Company’s ability to hire, retain or motivate its executive management and other key employees, and the Company may face increased competition for such employees from financial institutions that are not participants in the TARP Capital Purchase Program.

Overview of Compensation Philosophy

Our executive compensation policy is to provide the Company’s executive officers with compensation opportunities which are based upon their personal performance, the annual and long-term performance of the Company, the interests of the Company’s shareholders and their contribution to that performance, and which are competitive enough to attract and retain highly skilled individuals.

The Compensation Committee believes that the most effective executive compensation programs are those that align the interests of each executive with those of the Company’s shareholders. The Compensation Committee believes that a properly structured compensation program will attract and retain talented individuals and motivate them to achieve specific short-term and long-term strategic objectives. Over the years, we have been very successful in retaining a strong core group of executive officers, and we have been providing growth and value for our shareholders. For this reason, an important objective of the Compensation Committee is to ensure the compensation programs of the named executive officers are competitive as compared to similar positions within financial institutions of our size in our geographic area, so that we can continue to retain our executives and achieve our strategic objectives.

Each executive officer’s compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to the Company’s achievement of annual financial, strategic and operational objectives in addition to individual contributions to these objectives and (iii) long-term stock-based incentive awards designed to strengthen the mutual interest of the Company’s executive officers and its shareholders. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company’s financial performance and stock price appreciation rather than base salary.

Stock awards (stock options and/or restricted stock) are available to reward the long-term efforts of management and to retain management. Equity awards can also increase the ownership stake of our management in the Company, further aligning the interests of the executives with those of our shareholders. We also consider other forms of executive pay, including salary continuation benefits, as a means to attract and retain our executive officers including the named executive officers.

The Company and the Compensation Committee believe our compensation philosophy, policies and objectives outlined within this Compensation Discussion and Analysis are appropriately designed to allow us to effectively compensate our employees both during times of positive performance and in times of weak performance.

Compensation Program Objectives and Rewards

The Company’s compensation and benefits programs are driven by our business environment and are designed to enable us to achieve our mission and adhere to the Company values.

The programs’ objectives are to foster our position as a leading community bank in our service areas; attract, engage and retain a qualified workforce; maintain an effective administrative structure in line with our growth and performance, and incentivize our employees to reach our business objectives.

The guiding principles behind our programs are to promote and maintain a high performance banking organization; continue to invest in our administration and operations; remain competitive in our marketplace for talent; and balance our compensation costs with our desire to provide value to employees and shareholders,.

We measure the success of our programs by our overall business performance and employee engagement; our ability to attract and retain key talent; our costs and business risks and return; and our ability to accommodate further growth in our organization using the existing administrative infrastructure.

All compensation and benefits for our named executive officers have, as a primary purpose, our need to attract, retain and motivate the highly talented individuals who will engage in the behaviors necessary to execute the programs’ objectives outlined above, and enable us to maintain and create shareholder value in a highly competitive marketplace.

Accordingly, each component of our compensation and benefits has a specific purpose designed to reward different behaviors:

•  Base salary and benefits are designed to reward core competence in the executive role relative to skills, position and contributions to the Company; and provide fixed cash compensation with merit increases competitive with the market place.

•  Annual incentive variable cash awards are designed to focus employees on annual financial objectives derived from the business plan that lead to long-term success; provide annual variable performance-based cash awards to reward and motivate achievement of critical annual performance metrics selected by the Compensation Committee; and foster a pay-for-performance culture that aligns our compensation programs with our overall business strategy.

•  Equity-based compensation awards are designed to link compensation rewards to the creation of shareholder wealth; promote teamwork by tying compensation significantly to the value of our common stock; attract the next generation of management by providing significant capital accumulation opportunities; and retain executives by providing a long-term-oriented program whose value could only be achieved by remaining with and performing with the Company.

•  A supplemental executive retirement program facilitates our ability to attract and retain executives as we compete for talented employees in a marketplace where similar programs and plans are commonly offered.

We believe that this combination of compensation and benefits provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages executive recruitment and retention.

Total compensation is generally targeted at the median of our Compensation Peer Group. We target at that level in order to retain and motivate talented individuals who can help us implement our objectives discussed above.

The requirements of EESA and ARRA and regulations by the U.S. Treasury implementing these statutes have limited our programs and our ability to offer and/or pay to our Chief Executive Officer (i) any bonus or incentive compensation (including stock options), or (ii) any severance or so-called “golden parachute” payments regardless of the amount of the payment or reasons for termination of employment. These limitations may make it more difficult to compete for and retain executive talent in our market areas where other banks and companies in the financial services industry do not participate in the TARP Capital Purchase Program.

While the impact of these limitations is presently unclear in terms of our compensation programs objectives, and its long term effects cannot yet be measured, it is possible that we may find ourselves at a material disadvantage against other financial institutions that are not subject to the same level of limitations on compensation.

Role of Compensation Committee in Determining Compensation

The Compensation Committee has overall responsibility and authority for approving and evaluating the compensation programs and policies pertaining to our executives, including the named executive officers. The Compensation Committee is also responsible for reviewing and submitting to the Board of Directors recommendations concerning director compensation.

When making individual compensation decisions for named executive officers, the Compensation Committee takes many factors into account, including the executive’s experience, responsibilities, management abilities and job performance, the overall performance of the Company, current market conditions and competitive pay for similar positions at comparable companies. In addition, the Compensation Committee reviews the relationship of various positions between departments, the affordability of desired pay levels and the importance of each position within the Company. These factors are considered by the Compensation Committee in a subjective manner without any specific formula or weighting.

Our Chief Executive Officer’s compensation is determined solely by the Compensation Committee. Our Chief Executive Officer attends portions of the Compensation Committee meetings. Decisions relating to the Chief Executive Officer’s pay are made by the Compensation Committee, without management present. The Compensation Committee reports its activities to our Board of Directors.

The Compensation Committee relies on the input and recommendations of our Chief Executive Officer when evaluating these factors relative to the compensation of other executive officers. Because the Chief Executive Officer works closely with and supervises our executive team, the Compensation Committee believes that the Chief Executive Officer provides valuable insight in evaluating their performance. Our Chief Executive Officer provides the Compensation Committee with his assessment of the performance of each named executive officer and his perspective on the factors described above in developing his recommendations for the compensation of the other executives, including salary adjustments, incentive bonuses, annual equity grants and equity grants awarded in conjunction with promotions. The Chief Executive Officer also provides the Compensation Committee with additional information regarding the effect, if any, of market competition and changes in business strategy or priorities. The Compensation Committee discusses our Chief Executive Officer’s recommendations and then approves or modifies the recommendations in collaboration with the Chief Executive Officer.

The Company Compensation Program

Market Positioning and Pay Benchmarking

The Compensation Committee targets base salary of the Chief Executive Officer and the other named executive officers around the median compensation values of Northern California based financial institutions that are similar in size to us. The data that the Compensation Committee considers are derived from reports from the California Bankers Association and from the California Department of Financial Institutions. These comparative survey data are used to benchmark executive compensation levels against banks that have executive positions with responsibilities similar in breadth and scope to ours and that compete with us for executive talent. For example, the California Department of Financial Institutions report that our Compensation Committee reviews includes 34 California banks with assets between $250 million and $1 billion or 32 Northern California banks with average assets of $372 million. With such information, the Compensation Committee reviews and analyzes compensation for each executive and makes adjustments as appropriate. The actual positioning of each named executive officer’s compensation is dependent on considerations of the executive’s performance, the performance of the Company and the individual business or corporate function for which the executive is responsible, the nature and importance of the position and role within the Company, the scope of the executive’s responsibility (including risk management and corporate strategic initiatives), and the individual’s success in promoting our core values and demonstrating leadership. We do not use any paid compensation consultants.

Pay Mix

We do not allocate between cash and non-cash compensation and short-term versus long-term compensation based on specific percentages. Instead, we believe that the compensation package for our executives should be generally in line with the prevailing market, consistent with each executive’s level of impact and responsibility.

Chief Executive Officer Compensation

The Compensation Committee meets with the other independent directors each year in executive session to evaluate the performance of the Chief Executive Officer. In 2010, the Compensation Committee considered management’s continuing achievement of its short- and long-term goals versus its strategic objectives as well as financial targets. Emphasis was also placed on performance factors of the Company’s business units, and personal performance goals established annually by the Compensation Committee.

The Compensation Committee determined that the Chief Executive Officer’s base salary in 2010 was aligned with the Company’s compensation philosophy and is aligned with a comparable median salary of peer institutions.

In response to the current economic conditions affecting the Company and the financial services industry, in 2010 the Compensation Committee decided to maintain the Chief Executive Officer’s annual base salary at $254,960. The Chief Executive Officer recommended that his salary should remain flat for 2011, and the Compensation Committee accepted his recommendation.

Components of Executive Officer Compensation

Base Salaries

In accordance with our compensation objectives, salaries are set and administered to reflect the value of the position in the marketplace, the career experience of the individual, and the contribution and performance of the individual.

None of the named executive officers has an employment agreement with the Company. The base salary of each named executive officer is determined annually by the Compensation Committee, in accordance with the Compensation Committee’s evaluation of the Company’s overall compensation programs and policies.

Base salaries for our executive officers are based on the scope of their responsibilities as well as review of competitive compensation data from peer institutions. For 2010, the Compensation Committee considered the pay practices of such institutions and data from published compensation surveys discussed above. In its review of base salaries for executive officers, the Compensation Committee concluded that the base salaries of the named executive officers were generally positioned around the median percentile. In evaluation of the base salaries in 2010 for the named executive officers, the Compensation Committee also considers the minimum, mid-range and maximum salaries paid to similarly situated positions at other comparable companies of our size in our geographic and market areas, as well as the performance levels of the named executive officer.

In response to the current economic conditions adversely affecting the Company and the financial services industry, the Compensation Committee decided to continue to maintain the salaries of the named executive officers at the 2010 levels. The Chief Executive Officer recommended that the salaries of the Chief Executive Officer, President and Chief Financial Officer should remain flat for 2011 and the Compensation Committee accepted the recommendation.

Base salary drives the formula used to determine any year end bonus payable to executive officers.

Bonuses

Traditionally, our annual incentive compensation for named executive officers has been established by the Compensation Committee upon consideration of many factors, including but not only limited to the executives’ performance against performance objectives. Our bonuses to executive officers would normally accrue quarterly and be payable in the quarter immediately after the accrual.

The accrual of bonuses is typically calculated as a percent of salary. Such incentive levels are designed to provide for the achievement of threshold, target and maximum performance objectives.  The financial metrics, performance objectives, and the formula for computing the performance bonus are established by the Compensation Committee early in each fiscal year.

The bonus award opportunities are derived in part from comparative data and in part by the Compensation Committee’s judgment on internal equity of the positions, their relative value to the Company and the desire to maintain a consistent annual incentive target for the Chief Executive Officer and the other named executive officers.

The bonus payouts for executives are targeted at when we reach our target annual financial performance. If we reach, but do not exceed, the financial plan for any given year, the incentive payout, given current salary levels, should be in line with median comparative data.

The current incentive levels assigned as a percentage of base salary are as follows:

	As a percent of base salary
Position	Threshold	Target
Ronald C. Martin Chief Executive Officer	15%	33%

Christopher M. Courtney President	15%	40%

Richard A. McCarty Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Secretary	15%	40%

David S. Harvey Executive Vice President/ Commercial Lending	15%	30%

Michael J. Rodrigues Executive Vice President/Chief Credit Officer	15%	30%

Management recommends and the Compensation Committee reviews and approves the financial metrics that must be met each year in order for awards to be paid. These financial metrics are weighted and are intended to motivate and reward eligible executives to strive for continued financial improvement of the Company, consistent with performance-based compensation and increasing shareholder value. The Compensation Committee typically identifies from three to five financial metrics which may be revised from year to year to reflect current business situations.

The financial metrics selected for 2010 related to three categories: profitability, growth and risk management. Within each category, the Compensation Committee analyzed specific financial metrics. The Compensation Committee believes return on assets and earnings per share to be valid measurements in assessing how the Company is performing from a profitability standpoint. Earnings per share reflect shareholder returns over the long term. Earnings per share are an accepted measure of growth and efficient use of capital. In addition, the Compensation Committee, concluded that, in view of the halting recovery of the economy expected to occur in 2011, management’s compensation should weigh core deposit growth, since the strength of a Company’s core deposit base is an indication of the Company’s success in customer retention, reduction in interest rate sensitivity and liquidity stabilization.  Finally, the Compensation Committee believes that asset quality measures and audit results are effective measures to monitor the Company’s progress in improving its credit quality.

The Compensation Committee determines the weighting of financial metrics each year based upon recommendations from the senior management. For 2010, the Compensation Committee weighted the financial metrics as follow:

Category	Percentage Weight

Profitability	60%
Growth	20%
Risk-Management	20%

Each year, performance objectives are generally identified through our annual financial planning and budget process. Senior management develops a financial plan, and the financial plan is reviewed and approved by the Board of Directors. The Compensation Committee receives recommendations from senior management for financial performance objective ranges. The “target” level equated to the approved financial plan. The “threshold” performance level was set below the target level. In making the determination of the threshold and target levels, the Compensation Committee considered specific circumstances anticipated to be encountered by the Company during the coming year. Generally, the Compensation Committee sets the threshold and target levels such that the relative difficulty of achieving the target level is consistent from year to year. The Compensation Committee believes that targets have been and remain sufficiently challenging given the economic climate and the level of growth and improvement in the various financial metrics that would have to occur to meet the various performance objectives.

Our performance is assessed relative to performance objectives for return on assets, earnings per share, core deposit growth, loan growth and nonperforming assets to equity. These performance objectives are shown below:

Financial Metrics	Threshold	Target

Return on Assets	0.70%	1%

Earnings per Share	$0.30	$0.50

Core Deposit Growth	0%	5%

Loan Growth	-5%	0%

Nonperforming Assets to Equity	<35%	<25%

Upon completion of the fiscal year, the Compensation Committee assesses the performance of the Company for each financial metric comparing the actual fiscal year results to the pre-determined performance objectives for each financial metric calculated with reference to the pre-determined weight accorded the financial metric and an overall percentage amount for the award is calculated. In addition, the Compensation Committee has discretionary authority to include qualitative subjective measures which may increase or decrease an award up or down by an additional 15% of base salary. The positive discretion may be utilized to address completion of special projects, department initiatives, or favorable achievements reflected in regulatory exam results. The Compensation Committee may also use its discretion in adjusting financial metrics and performance objectives for unexpected economic conditions or changes in the business of the Company.

Our bonuses have traditionally been performance-based cash awards. As discussed above, however, the Company’s participation in the U.S. Treasury Capital Program subjects it to various limitations on executive compensation. Among these limitations is a prohibition on the payment of bonuses to the Company’s highest paid employee. Because of these limitations, bonuses may be payable solely in long-term restricted stock as defined by the U.S. Treasury. Moreover, no bonus may exceed 33% of the named executive officer’s annual compensation.

In 2010, all thresholds were met and bonuses were paid, as disclosed on the Executive Compensation table on page 32.

Equity-Based Compensation

The Company currently has one equity based incentive plan, the Oak Valley Bancorp 2008 Stock Plan.  The 2008 Stock Plan provides for awards in the form of incentive stocks, non-statutory stock options, stock appreciation rights, and restrictive stocks.  The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the named executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.  The Company is authorized to issue 1,500,000 shares of its common stock under the 2008 Stock Plan, 8,630 of which have been issued as of the time of filing this Proxy.

Each of the named executive officers is eligible to receive equity compensation and, historically, equity compensation has been delivered primarily in the form of stock options. However, under the executive compensation restrictions for U.S. Treasury Capital Purchase Program participants, the issuance of stock options is prohibited under the general prohibitions on bonuses for the five highest paid employees of the Company. Although the Company could still make restricted stock grants under the 2008 Stock Plan, in 2009 and 2010 the Company did not make any equity-based incentive compensation grants to its named executive officers.

The Compensation Committee approves all awards under the 2008 Stock Plan and acts as the administrator of the 2008 Stock Plan. The Compensation Committee is responsible for determining equity grants to all staff members, including named executive officers, and in doing so considers past grants, corporate and individual performance, and recommendations of our Chief Executive Officer for staff members other than himself.

Stock option grants are made at the discretion of the Board. Each grant is designed to align the interests of the named executive officers with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company’s common stock at a fixed price per share consistent with the market price on the grant date over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a five year period, contingent upon the officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term. We do not grant stock options with a so-called “reload” feature, nor do we loan funds to employees to enable them to exercise stock options.

The Compensation Committee recognizes that stock options have an impact on the profits of the Company under current accounting rules and also have a dilutive effect on the Company’s shareholders. Accordingly, stock options are recognized as a scarce resource and option grants are given the same consideration as any other form of compensation. The Compensation Committee has not established definitive target levels for stock awards although it has traditionally relied on comparative data with respect to these long-term incentive awards.

We do not backdate options or grant options retroactively. In addition, we do not plan to coordinate grants of options so that they are made before announcement of favorable information, or after announcement of unfavorable information. The Company’s options are granted at fair market value on a fixed date or event (the first day of service for new hires and the date of Compensation Committee approval for existing employees), with all required approvals obtained in advance of or on the actual grant date. All grants to executive officers require the approval of the Compensation Committee and the Board of Directors. Fair market value has been consistently determined as the closing price on The Nasdaq Global Select Market on the grant date. In order to ensure that its exercise price fairly reflects all material information, without regard to whether the information seems positive or negative, every grant of options is contingent upon an assurance by management that the Company is not in possession of material undisclosed information. If the Company is in a “black-out” period for trading under its trading policy or otherwise in possession of inside information, the date of grant is suspended until the second business day after public dissemination of the information.

The Company’s general practice has been to grant options only on the annual grant date at the Compensation Committee and Board of Directors’ regular March meeting for current staff and at any other Compensation Committee meeting (whether a regular meeting or otherwise) held on the same date as a regularly scheduled board meeting (which are held monthly) as required to attract new staff, retain staff or recognize key specific achievements. Because of the economic downturn, particularly in the financial services industry, the Committee did not award stock options to the named executive officers in 2008, 2009 and 2010.

To date, the Compensation Committee has not authorized the issuance of restricted stock under the 2008 Stock Plan to any executive officer or any other employee, other than for 8,630 shares issued to our Chief Executive Officer in January 2011.

In connection with the Company becoming the holding company for Oak Valley Community Bank in 2008, the Company assumed all obligations for options issued under the Bank’s 1998 Restated Stock Option Plan, with options to purchase shares of Company’s common stock substituted for options to purchase shares of common stock of the Bank.  The 1998 Restated Stock Option Plan expired in May 2008. As of March 30, 2011, there were a total of 282,385 options issued and exercisable under the 1998 Restated Stock Option Plan.

Additional information on long-term awards for executive officers is shown on the fiscal 2010 Option Values table on page 35.

401(k) Plan

The Company maintains a plan that complies with the provisions of Section 401(k) of the Internal Revenue Code. Substantially all employees are eligible to participate in this plan, and eligibility for participation commences upon hiring. The Company’s executive officers are eligible to participate in this program, subject to any applicable tax laws.  The Company contributes a percentage matching contribution to the same degree as all other employees. The matching contribution is 75% on all deferred amounts up to IRS limits.

Health and Welfare Benefits

The Company offers health and welfare programs to all eligible employees. The programs include medical, wellness, pharmacy, dental, vision, life insurance and accidental death and disability. The named executive officers received up to $18,000 each in 2010 for health and welfare benefits.

Salary Continuation Agreements

On August 21, 2001, the Board of Directors of Oak Valley approved salary continuation agreements (“Salary Continuation Agreements”) between the Bank and Messrs. Courtney and McCarty (each, an “Executive”).  Under the Salary Continuation Agreements, Messrs. Courtney and McCarty are entitled to receive maximum annual payments of $85,000 and $65,000, respectively, for a period of 20 years following their retirement at the age of 62 (the “Normal Retirement Age”). The salary continuation agreements also provide that, in lieu of any other benefit under such agreements, the Company will pay the executives any benefit under the agreement to the extent the benefit would not create an excise tax under the excess parachute rules of Section 280G of the 1986 Internal Revenue Code, and to extent possible, such benefit payment shall be reduced to allow payment within the fullest extent permissible under applicable law. In the event of disability while employed with us prior to the Normal Retirement Age, each Executive will receive a benefit equal to the retirement liability balance accrued by us at the time of disability.

In the event of early termination, the Executive will receive a vested portion of his retirement liability balance accrued by the Company at the time of such early retirement.  The vesting schedule is 20% per year of service beginning with the sixth year of service.  In the event the Executive dies prior to termination of the Salary Continuation Agreement, the beneficiary of such Executive will receive from the Company a lump sum death benefit amount.

In December 2001, we purchased insurance policies on the lives of Messrs. Courtney and McCarty, paying the premiums for these insurance policies with one lump-sum premium payment of approximately $590,000.  Under our Split Dollar Agreements and Split Dollar Policy endorsements with the Executives, the policy interests are divided between us and such Executives. We are entitled to any insurance policy death benefits remaining after payment to the Executive’s beneficiary.

If an Executive under the Salary Continuation Agreement is terminated for cause, we will not pay any benefits under such Salary Continuation Agreement.  For this purpose, the term “cause” means an Executive’s gross negligence or gross neglect of duties, fraud, disloyalty, dishonesty or willful violation of law or significant bank policies in connection with the Executive’s service that results in an adverse effect on Oak Valley.

In February 2008, we entered into an additional Salary Continuation Agreement (the “Agreement”) in the same form also for Ronald C. Martin.  Under the Agreement, Mr. Martin is entitled to receive maximum annual payment of $48,000 for a period of 10 years following his retirement at the age of 67 or upon a change in control, as defined in the Agreement.  In the event of disability while employed with us prior to the age of 67, Mr. Martin will receive a benefit equal to the retirement liability balance accrued by the Bank at the time of disability.  In the event of early termination, Mr. Martin will receive a vested portion his retirement liability balance accrued at the time of such early retirement.  The vesting schedule is 20% per year of service beginning with the first year of service.  In the event of Mr. Martin dies prior to termination to termination of the Agreement, the beneficiary of Mr. Martin will receive from us a lump sum death benefit amount.

Executive Compensation Waiver

As a result of the Company’s participation in the Treasury’s TARP Capital Purchase Program, each named executive officer voluntarily waived any claim against the United States or the Company for any changes to their compensation or benefits that are required to comply with the regulation issued by the Department of the Treasury. The regulation may require modification of the compensation, bonus, incentive and other plans, arrangements, policies and agreements (including so-called golden parachute agreements) that the named executive officer has with the Company or in which the named executive officer participates as they relate to the period the United States holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program.

Compensation Committee Interlock

Our Compensation Committee is comprised with Messrs. Schrimp, Barton, Gilbert, Haidlen, Jones, Martin, Titus and Vaughan.  Our Compensation Committee is comprised entirely of independent directors.

Prohibition on Speculation in Company Stock

Our stock trading guidelines prohibit executives from speculating in our stock, which includes, but is not limited to, short selling (profiting if the market price of the securities decreases), buying or selling publicly traded options, including writing covered calls, and hedging or any other type of derivative arrangement that has a similar economic effect.

Tax Considerations

Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended, limits the allowable deduction for compensation paid or accrued with respect to the Chief Executive Officer and each of the four other most highly compensated executive officers of a publicly held corporation to no more than $1 million per year. Certain compensation is exempt from this deduction limitation, including performance-based compensation paid under a plan administered by a committee of outside directors, which has been approved by shareholders. The Company has not previously obtained shareholder approval of performance standards for its compensation plans or arrangements because its executives generally do not have compensation arrangements that would exceed $1 million per year.

In light of Section 162(m), it is the policy of the Compensation Committee to modify, where necessary, our executive compensation program to maximize the tax deductibility of compensation paid to our executive officers when and if the $1 million threshold becomes an issue. At the same time, the Compensation Committee also believes that the overall performance of our executives cannot in all cases be reduced to a fixed formula and that the prudent use of discretion in determining pay levels is in our best interests and those of our shareholders. Under some circumstances, the Compensation Committee’s use of discretion in determining appropriate amounts of compensation may be essential. In those situations where discretion is or can be used by the Compensation Committee, compensation may not be fully deductible.

Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended, among other things, limits flexibility with respect to the time and form of payment of deferred compensation. If a payment or award is subject to Section 409A, but does not meet the requirements that exempt such amounts from taxation under such section, the recipient is subject to (i) income tax at the time the payment or award is not subject to a substantial risk of forfeiture, (ii) an additional 20% tax at that time, and (iii) an additional tax equal to the amount of interest (at the underpayment rate under the Internal Revenue Code plus one percentage point) on the underpayment that would have occurred had the award been includable in the recipient’s income when first deferred, or if later, when not subject to a substantial risk of forfeiture. We have made modifications to our plans and arrangements such that payments or awards under those arrangements either are intended to not constitute “deferred compensation” for Section 409A purposes (and will thereby be exempt from Section 409A’s requirements) or, if they constitute “deferred compensation,” are intended to comply with the Section 409A statutory provisions and final regulations.

Impact of Capital Purchase Program.  While we are a participant in the Capital Purchase Program, no deduction will be claimed for federal income tax purposes for executive compensation that would not be deductible if Section 162(m)(5) were to apply to the Company. This requirement effectively limits deductible compensation paid to the named executive officers to $500,000.

Accounting Considerations

Accounting considerations play an important role in the design of our executive compensation program. Accounting rules require us to expense the fair value of restricted stock awards and the estimated fair value of our stock option grants which reduces the amount of our reported profits. The Compensation Committee considers the amount of this expense in determining the amount of equity compensation awards.

Effect of Shareholder Advisory Vote

Last year, in a non-binding advisory vote, the Company’s shareholders approved the Company’s compensation plan for its Chief Executive Officer, Chief Financial Officer, and other three most highly paid executives.  The Compensation Committee considered this when determining compensation for its senior executive officers for fiscal year 2011.  The Compensation Committee will consider the results of the shareholder vote on executive compensation at the Company’s 2011 annual meeting in finalizing planning 2012 compensation.

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning the compensation earned, by our Chief Executive Officer, and the four most highly compensated executive officers for services rendered in all capacities to us for the fiscal years ended December 31, 2010 and 2009 in their respective executive officer capacities with the Company and the Bank:

Summary Compensation Table

						Non-Equity	Nonqualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Comp.	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)(1)	(e)	(f)	(g)	(h)(2)	(i)(3)	(j)
Ronald C. Martin	2009	$254,960	$11,875				$64,361	$23,123	$354,319
Chief Executive Officer	2010	$254,960	$0				$77,026	$54,283	$386,269

Christopher M. Courtney	2009	$192,750	$11,875				$38,343	$34,359	$277,327
President	2010	$192,750	$46,261				$40,708	$33,984	$313,703

Richard A. McCarty	2009	$163,825	$9,738				$29,677	$19,993	$223,233
Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Secretary	2010	$163,825	$39,317				$31,508	$15,946	$250,596

David S. Harvey	2009	$144,200	$7,125				$33,736	$30,902	$215,963
Executive Vice President/Commercial Lending	2010	$144,200	$25,956				$37,676	$34,547	$242,378

Michael J. Rodrigues	2009	$133,250	$4,750				$7,673	$31,665	$177,338
Executive Vice President/Chief Credit Officer	2010	$133,250	$23,985				$8,570	$32,815	$199,269

(1) The amounts in column (d) include the following:

Amounts shown for Mr. Martin include for 2009, $11,875 representing bonus paid corresponding to 2008 bonus accrual.

Amounts shown for Mr. Courtney include (a) for 2009, $11,875 representing bonus paid corresponding to 2008 bonus accrual; and (b) for 2010, $46,261 representing bonus paid corresponding to 2009 bonus accrual.

Amounts shown for Mr. McCarty include (a) for 2009, $9,738 representing bonus paid corresponding to 2009 bonus accrual; and (b) for 2010, $39,317 representing bonus paid corresponding to 2009 bonus accrual.

Amounts shown for Mr. Harvey include (a) for 2009, $7,125 representing bonus paid corresponding to 2009 bonus accrual; and (b) for 2010, $25,956 representing bonus paid corresponding to 2009 bonus accrual.

Amounts shown for Mr. Rodrigues include (a) for 2009, $4,750 representing bonus paid corresponding to 2009 bonus accrual; and (b) for 2010, $23,985 representing bonus paid corresponding to 2009 bonus accrual.

(2) The Company did not adopt or award any new pension or retirement benefits to the named executive officers in 2010. The amounts shown in column (h) for 2010 represent the executive salary continuation plan accrual from December 31, 2009 to December 31, 2010. The amounts in column (h) were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 20 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2011.

(3) The amounts shown in column (i) in 2010 include the following for each named executive:

	Common
	Stock
	Dividends	Economic
	Paid on	Value of Death	401(k) Plan		Employee Stock
	Unvested	Benefit of Life	Company	Other	Ownership
	Restricted	Insurance for	Matching	Insurance	Plan Company			Auto
	Stock	Beneficiaries	Contributions	Benefit	Contributions	Vacation	Severance	Compensation
Ronald C. Martin	—	$2,895	$13,950	$—	—	$28,438	$—	$9,000
Christopher M. Courtney	—	$576	$10,781	$—	—	$14,827	$—	$7,800
Richard A. McCarty	—	$270	$—	$—	—	$7,876	$—	$7,800
David S. Harvey	—	$1,300	$16,500	$—	—	$11,647	$—	$5,100
Michael J. Rodrigues	—	$434	$10,800	$—	—	$16,480	$—	$5,100

The economic value of the death benefit amounts shown above reflects the annual income imputed to each executive in connection with Company-owned split-dollar life insurance policies for which the Company has fully paid the applicable premiums. These policies are discussed under “Salary Continuation Agreements”.

Emergency Economic Act of 2008 and American Recovery and Reinvestment Act of 2009. All of the executive officers entered into EESA compliance agreements as of September 14, 2009 pursuant to which the payment of any amounts or any benefit to each such named executive officer is subject to the requirements of EESA and ARRA and any regulations promulgated thereunder by the U.S. Treasury so long as the U.S. Treasury owns any shares of the Company’s Series A Preferred Stock.

Plan Based Awards

Stock Based Plans.  The Company currently has two equity based incentive plans, the Oak Valley Community Bank 1998 Restated Stock Plan and the Oak Valley Bancorp 2008 Stock Option Plan.  The 2008 Stock Plan provides for awards in the form of incentive stocks, non-statutory stock options, Stock appreciation rights, and restrictive stocks.  No stock options or other stock awards were granted to the named executive officers in 2010.

Outstanding Equity Awards

The following table shows the number of Company shares of common stock covered by exercisable and unexercisable stock options and the number of Company unvested shares of restricted common stock held by the Company’s named executive officers as of December 31, 2010.

Outstanding Equity Awards at Year End

	Option Awards						Stock Awards
									Equity	Equity
									Incentive	Incentive
									Plan	Plan
									Awards:	Awards:
									Number	Market or
							Number	Market	of	Payout
				Equity			of	Value of	Unearned	Value of
				Incentive			Shares	Shares	Shares,	Unearned
				Plan			or	or	Units or	Shares,
				Awards:			Units of	Units of	Other	Units or
	Number of		Number of	Number of			Stock	Stock	Rights	Other
	Securities		Securities	Securities			That	That	That	Rights
	Underlying		Underlying	Underlying	Options		Have	Have	Have	That Have
	Unexercised		Unexercised	Unexercised	Exercise	Options	Not	Not	Not	Not
	Options (#)		Options (#)	Unearned	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable		Unexercisable	Options (#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Ronald C. Martin	33,750	(1)			$7.56	3/17/2014

Christopher M. Courtney	33,750	(2)			$7.56	3/17/2014

Richard A. McCarty	22,500	(3)			$7.56	3/17/2014

David S. Harvey	10,562	(4)			$4.00	6/3/2012
	6,750	(5)			$4.08	7/1/2012
	11,250	(1)			$7.56	3/17/2014

Michael J.	1,687	(6)			$3.26	3/17/2011
Rodrigues	6,750	(7)			$4.08	7/1/2012
	11,250	(8)			$7.56	3/17/2014

(1) The options vested 20% annually over five years beginning on 3/17/2004 and have a term of 10 years.

(2) The options vested 20% annually over five years beginning on 3/17/2004 and have a term of 10 years.

(3) The options vested 20% annually over five years beginning on 3/17/2004 and have a term of 10 years.

(4) The options vested 20% annually over five years beginning on 6/3/2002 and have a term of 10 years.

(5) The options vested 20% annually over five years beginning on 7/1/2002 and have a term of 10 years.

(6) The options vested 20% annually over five years beginning on 3/17/2001 and have a term of 10 years.

(7) The options vested 20% annually over five years beginning on 7/1/2002 and have a term of 10 years.

(8) The options vested 20% annually over five years beginning on 3/17/2004 and have a term of 10 years.

Option Exercises and Vested Stock Awards

The following table sets forth information with regard to the exercise and vesting of stock options and vesting of shares of restricted stock for the year ended December 31, 2010, for each of the named executive officers.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of	Value
	Shares Acquired	Value Realized	Shares Acquired	Realized on
	on Exercise	upon Exercise	on Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c) (1) (2)	(d)	(e)
Ronald C. Martin	20,250	$32,298	—	$—

Christopher M. Courtney	—	$—	—	$—

Richard A. McCarty	—	$—	—	$—

David S. Harvey	—	$—	—	$—

Michael J. Rodrigues	—	$—	—	$—

(1) The value realized of shares acquired on exercise was determined by subtracting the exercise price from the fair market value of the common stock on the exercise date multiplied by the number of shares acquired on exercise

(2) Options granted under our Stock Plans. “Exercisable” refers to those options which were both exercisable and vested while “Unexercisable” refers to those options which were unvested.

Salary Continuation Agreements

Company-owned split-dollar life insurance policies support the Company’s obligations under each Salary Continuation Agreement. The premiums on the policies are paid by the Company. The cash value accrued on the policies supports the payment of the supplemental benefits for each participant. In the case of death of the participant, the participant’s designated beneficiaries may receive up to 100% of the net-at-risk insurance (which means amount of the death benefit in excess of the cash value of the policy).

The following table shows the present value of the accumulated benefit payable to each of the named executive officers, including the number of service years credited to each named executive officer under the salary continuation agreements:

Accumulated Benefits

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1)(2) ($) (d)	Payments During Last Fiscal Year ($) (e)

Ronald C. Martin		18	$222,764	$0

Christopher M. Courtney		9	$340,849	$0

Richard A. McCarty		9	$254,583	$0

David S. Harvey		2	$101,534	$0

Michael J. Rodrigues		2	$23,094	$0

(1) The amounts in column (d) were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 20 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2011.

(2) The following vesting percentages apply to the named executive officers:

End of the year prior to termination	Ronald C. Martin	Christopher M. Courtney	Richard A. McCarty	David S. Harvey	Michael J. Rodrigues
12/31/2011	100%	100%	100%	0%	0%
12/31/2012	100%	100%	100%	0%	0%
12/31/2013	100%	100%	100%	20%	20%
12/31/2014	100%	100%	100%	40%	40%

Change of Control Arrangements and Termination of Employment

In connection with the Company’s participation in the TARP Capital Purchase Program, the Company agreed that, until such time as the U.S. Treasury ceases to own the Series A Preferred Stock acquired under the program, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of EESA and agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with EESA. The subsequent enactment of ARRA, and issuance of rules and regulations issued by the U.S. Treasury in June 2009, has amended, and in some cases expanded, upon provisions of Section 111(b) of EESA. These provisions prohibit any payment of golden parachutes (as defined by the U.S. Treasury regulation) to the named executive officers or the five next highly-compensated employees for departure from our Company for any reason, except for death, disability or payments for services performed or benefits accrued.

Director Compensation

This section provides information regarding the compensation policies for non-employee directors and amounts paid to these directors in 2010.

Overview

Our director compensation is designed to attract and retain qualified, independent directors to represent our shareholders on the Board and act in their best interests.  The Compensation Committee, which consists solely of independent directors, has primary responsibility for reviewing and recommending any changes our director compensation program.  All recommended compensation changes required approval or ratification by the full Board of Directors.  Compensation for the members of our Board is reviewed periodically by the Compensation Committee.

Our Board of Directors includes two Company officers: Mr. Ronald. A. Martin, who serves as Chief Executive Officer; and Mr. Christopher M. Courtney, who serves as the President of the Company.  As senior executive officers, information regarding the compensation of Mr. Martin’s and Mr. Courtney’s can be found in the “Compensation Discussion and Analysis” and the executive compensation disclosure tables provided within this Proxy.

Director Fees

Non-employee Directors receive a cash retainer in the amount of $2,000 per month. Directors who are employees do not receive any compensation for service as director.

The following table provides compensation information for the year ended December 31, 2010 for each non-employee Director of the Company at that time.

Director Compensation Table

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Options Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Nonqualified Deferred Compensation Earnings ($) (f)(1)	All Other Compensation ($) (g)	Total ($) (h)
Donald L. Barton	$24,000	—		$—	$1,627	$	$25,627
James L. Gilbert	$24,000	—		$—	$6,504	$	$30,504
Thomas A. Haidlen	$24,000	—		$—	$4,945	$	$28,945
Michael Q. Jones	$24,000	—		$—	$7,279	$	$31,279
Roger M. Schrimp	$24,000	—		$—	$10,545	$	$34,545
Danny L. Titus	$24,000	—		$—	$6,364	$	$30,364
Richard J. Vaughan	$24,000	—		$—	$—	$	$24,000

(1) The Company did not adopt or award any new pension or retirement benefits to the directors in 2010. The amounts shown in column (f) for 2010 represent the director retirement agreements accrual from December 31, 2009 to December 31, 2010. The amounts in column (f) were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 20 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2011.

Stock Options

None of the independent directors was granted any stock options during 2010.  As of December 31, 2010, the independent directors held outstanding, fully exercisable stock options to purchase the following amounts of our common stock, all with exercise prices ranging from $7.51 to $ 13.25 per share, and all with expiration dates no later than 2016.

Non-Employee Directors	Options
Donald L. Barton	4,000
James L. Gilbert	0
Thomas A. Haidlen	0
Michael Q. Jones	4,500
Roger M. Schrimp	0
Danny L. Titus	0
Richard J. Vaughan	0

Director Retirement Agreements; Bank-Owned Life Insurance Policies

On August 21, 2001, the Board of Directors of the Bank authorized Director Retirement Agreements with each director.  The Company assumed the Director Retirement Agreements upon its reorganization with the Bank in May 2008, as the same individuals who served as directors of the bank became directors of the Company.

The Director Retirement Agreements are intended to encourage existing directors to remain directors, assuring us that we will have the benefit of the directors’ experience and guidance in the years ahead.

For retirement after the later of age 72 or five years of service (the “Normal Retirement Age”), the Director Retirement Agreements provide an annual benefit during the director’s lifetime of $12,000 for 10 years.  If a director retires or becomes disabled before the Normal Retirement Age, he will receive a lump-sum payment in an amount equal to the retirement liability balance accrued by the Bank at the time of early retirement or disability.

If a change in control occurs (as defined in the Director Retirement Agreements) and a director’s service terminates within 24 months after the change in control, the director will receive the retirement liability balance accrued and payable to the director for retirement at the Normal Retirement Age.

In December of 2001, the Bank purchased insurance policies on the lives of its directors, paying the premiums for these insurance policies with one lump-sum premium payment of approximately $1,045,000.  Although the Bank expects the policies on the directors’ lives to serve as a source of funds for benefits payable under the Director Retirement Agreements, the contractual entitlements arising under the Director Retirement Agreements are not funded and remain contractual liabilities of the Bank, payable upon each director’s termination of service.

The policy interests are divided between us and each director.  Under Bank’s Split Dollar Agreements and Split Dollar Policy endorsements with the directors, we are entitled to any insurance policy death benefits remaining after payment to the director’s beneficiary.  We expect to recover the premium in full from its portion of the policies’ death benefits.

If a director is terminated for cause, we will not pay any benefits under his Director Retirement Agreement.  For this purpose, the term “cause” means a director’s gross negligence or gross neglect of duties, fraud, disloyalty, dishonesty or willful violation of law or significant Company policies in connection with the director’s service that results in an adverse effect on us.

The following table shows the present value of the accumulated benefit payable to each director who has a director compensation benefit agreement, including the number of service years credited to each director under the supplemental executive retirement plan.

Accumulated Benefits

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit(1)(2) ($) (d)	Payments During Last Fiscal Year ($) (e)

Donald L. Barton		3	$4,385	$—

James L. Gilbert		19	$36,808	$—

Thomas A. Haidlen		19	$27,795	$—

Michael Q. Jones		6	$19,617	$—

Roger M. Schrimp		19	$60,260	$—

Danny L. Titus		18	$35,995	$—

Richard J. Vaughan		19	$90,524	$—

(1) The amounts in column (d) were determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Assumptions used in the calculation of these amounts are included in Note 20 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2011.

(2) The following vesting percentages apply to the directors:

End of the year prior to termination	Donald L. Barton	James L. Gilbert	Thomas A. Haidlen	Michael Q. Jones	Roger M. Schrimp	Danny L. Titus	Richard J. Vaughan
12/31/2010	0%	100%	100%	40%	100%	100%	100%
12/31/2011	0%	100%	100%	60%	100%	100%	100%
12/31/2012	20%	100%	100%	80%	100%	100%	100%
12/31/2013	40%	100%	100%	100%	100%	100%	100%
12/31/2014	60%	100%	100%	100%	100%	100%	100%

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1
ELECTION OF DIRECTORS OF THE COMPANY

The Bylaws of the Company provide that the Board will consist of not less than seven (7) and not more than thirteen (13) directors. The number of directors is set by the Board and is currently set at nine (9).

The Board of Directors proposes that the following three (3) nominees, all of whom are currently serving as Directors of the Company and the Bank, be re-elected until their successors are duly elected and qualified.  Each of the nominees has consented to serve if elected.  If any of them becomes unavailable to serve as a Director before the Annual Meeting, the Board may designate a substitute nominee.  In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.  Unless you indicate on the Proxy Card that your vote should be withheld from any or all of the nominees, your proxies will be voted for the election of each of these nominees.

The following is a brief account of the business experience, including experience during the past five years, of each nominee.

Christopher M. Courtney, 48, has been the Bank’s President since August of 2004 and a director since January 2007.  He has been Oak Valley Bancorp President and Director since May 2008. Previously, he has served as the Bank’s Chief Credit Officer and Chief Operating Officer since 1999 and 2000, respectively.  Mr. Courtney has 20 years of diverse banking experience, joining Oak Valley Community Bank in 1996, as a lender, after working for a major bank, a mid-size bank and a small community bank. He graduated from Wells Fargo Bank Credit Training Program in 1989. Mr. Courtney has a B.S. in Finance and a Masters in Business Administration from California State University, Sacramento.  He is also a graduate of the Pacific Coast Banking School at the University of Washington. Mr. Courtney adds banking and operations experience to the Board.

Michael Q. Jones, 65, has been a director of the Bank since 2004 and of Oak Valley Bancorp since 2008.  Mr. Jones has been a resident of Sonora since 1974.  Mr. Jones has served as the Chairman of California Gold Development Corporation since 1974, and has been the owner of the Prudential California Realty in Sonora since 2002. Mr. Jones brings knowledge of the real estate markets to the Board.

Richard J. Vaughan, 73, has been a director of the Bank since 1991 and of Oak Valley Bancorp since 2008.  Mr. Vaughan owns Vaughan Farms, operating in Waterford and Oakdale, California.  Mr. Vaughan has been involved with agribusiness since 1961. Mr. Vaughan helps the Board understand the banking needs of the local agricultural industry.

The Bylaws of the Company, as amended, authorize the Company to have a classified Board of Directors so long as the number of directors of the Company has been fixed at nine (9) or more directors. Pursuant to that provision, each year only three (3) directors then in office would be subject to nomination and election. Accordingly, each nominee director, if elected, will hold office as follows until his successor is duly elected and qualified for the following terms:

Nominees		Expiration of Term

Richard J.	Vaughan	2011	(1)
Christopher M.	Courtney	2011	(1)
Michael Q.	Jones	2011	(1)

Directors Continuing in Office

Roger M.	Schrimp	2013
James L.	Gilbert	2013
Danny L.	Titus	2013
Ronald C.	Martin	2012
Thomas A.	Haidlen	2012
Donald L.	Barton	2012

(1) Assuming re-election on June 9, 2011.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.   ONLY THOSE VOTES CAST “FOR” ARE INCLUDED, WHILE VOTES “AGAINST”, ABSTENTIONS AND BROKER NON-VOTES ARE NOT INCLUDED.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Moss Adams, LLP in Stockton, California which served the Company as independent registered public accounting firm for 2010, has been selected by the Audit Committee of the Board of Directors of the Company to be the Company’s independent registered public accounting firm for 2011.  All Proxies will be voted “FOR” ratification of such selection unless authority to vote for the ratification of such selection is withheld or an abstention is noted.  If the nominee should unexpectedly for any reason decline or be unable to act as independent public accountants, the Proxies will be voted for a substitute nominee to be designated by the Audit Committee.

Representatives from the accounting firm of Moss Adams, LLP will be present at the meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

The following presents fees billed for the years ended December 31, 2010 and 2009 for professional services rendered by the Company’s independent registered public accounting firm in connection with the audit of the Company’s consolidated financial statements and fees billed by the Company’s independent registered public accounting firm for other services rendered to the Company.

The following table presents fees for professional services rendered by Moss Adams LLP and billed to the Bank for the audit of the Bank’s annual financial statements for the years ended December 31, 2010 and 2009, and fees for other services billed by Moss Adams during those periods:

Fees	2010	2009
Audit Fees	$118,500	$141,339
Audit-related Fees
Tax Fees	$54,102	$47,138
All other Fees	$1,324	$4,550
Total	$173,926	$193,027

Audit Fees.  Annual audit fees relate to services rendered in connection with the audit of the annual financial statements included in our annual report.

Audit-Related Fees.    Audit-related services include fees for consultations concerning financial accounting and reporting matters.

Tax Fees.    Tax services include fees for tax compliance, tax advice and tax planning.

All Other Fees.    The increase in all other fees is primarily attributable to tax advising work in the areas of enterprise zone and costs aggregation work.

The Audit Committee has determined that the provision of services, in addition to audit services, rendered by Moss Adams and the fees paid therefore in fiscal years 2010 and 2009 were compatible with maintaining Moss Adams independence.

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

Audit Committee Report

The Audit Committee reports as follows with respect to the audit of our fiscal 2010 audited financial statements.  Management is responsible for the Company’s internal controls and the financial reporting process.

The Audit Committee is comprised of five independent directors and responsible for providing independent, objective oversight of the Company’s accounting, financial reporting and internal controls.  Members of the Audit Committee are “independent” as defined by SEC and NASDAQ standards.  A financial expert, as defined by SEC rules, chairs the Audit Committee.  The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accountants.

The Audit Committee meets and holds discussion with management and its independent registered public accountants, Moss Adams, LLP.  The Audit Committee has read and discussed the audited financial statements for fiscal year 2010 with management and Moss Adams.  The Chief Executive Officer and the Chief Financial Officer have certified that, based on their knowledge, the financial statements and other financial information included in the annual SEC Form 10-K report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company.  Also, the Audit Committee has discussed with management and Moss Adams, management’s assertion of the effectiveness of the Company’s internal controls as they related to financial reporting.

Discussion were also held with Moss Adams concerning matters required by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company’s independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Moss Adams that firm’s independence and considered the compatibility of non-audit services with Moss Adams’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report for the year ended December 31, 2010 on SEC Form 10-K.

The Audit Committee has discussed with management and Moss Adams, independence issues regarding the fees that were billed by Moss Adams during the fiscal year 2010.  The Audit Committee approved audit, audit-related and tax services.

Submitted by the Audit Committee of the Board on March 30, 2011:

Roger M. Schrimp (Chairman)

Thomas A. Haidlen

Donald L. Barton

Danny L. Titus

Richard J. Vaughan

The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Act of 1934, and shall not otherwise be deemed filed under these acts.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF MOSS ADAMS, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3 — NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

As a result of our participation in the TARP Capital Purchase Program, we are subject to the provisions of the Emergency Economic Stabilization Act of 2008 (EESA), which was subsequently amended by Article VII of the American Recovery and Reinvestment Act of 2009 (ARRA) to provide additional executive compensation requirements. As a result, we are required to include in this Proxy Statement and present at the meeting a non-binding shareholder vote to approve the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of the Company’s executives as disclosed in this Proxy Statement. The proposal will be presented at the annual meeting in the form of the following resolution:

RESOLVED, that the shareholders approve the compensation of Oak Valley Bancorp’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in Oak Valley Bancorp’s Proxy Statement for the 2011 annual meeting of shareholders.

This vote will not be binding on our Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. It will also not affect any compensation paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors believes that the Company’s compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of shareholders, and, accordingly, recommends a vote in favor of this proposal.

In the event this non-binding proposal is not approved by our shareholders, such a vote shall not be construed as overruling a decision by the Board of Directors or Compensation Committee, nor create or imply any additional fiduciary duty by the Board of Directors or Compensation Committee, nor shall such a vote be construed to restrict or limit the ability of our shareholders to make proposals for inclusion in proxy materials related to executive compensation. Notwithstanding the foregoing, the Board of Directors and Compensation Committee will consider the non-binding vote of our shareholders on this proposal when reviewing compensation policies and practices in the future.

Compensation Committee Report

Compensation Discussion and Analysis.    The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 401(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Risk Assessment of Incentive Compensation Arrangements.    In connection with its participation in the U.S. Treasury Capital Purchase Program, the Compensation Committee is required to meet at least every six months with the Company’s senior risk officers to discuss and review the relationship between the Company’s risk management policies and practices and its senior executive officers (SEOs) incentive compensation arrangements, identifying and making reasonable efforts to limit any features in such compensation arrangements that might lead to the SEOs taking unnecessary or excessive risks that could threaten the value of the Company. The Compensation Committee, on behalf of the Company, must certify that it has completed the review and taken any necessary actions.

In response to this requirement, the Compensation Committee meets with the senior risk managers of the Company (including its Chief Executive Officer, President, Chief Financial Officer, Chief Credit Officer and Executive Vice President/Commercial Lending). The Compensation Committee discusses the overall risk structure and the significant risks identified within the Company, and discusses the process by which those present at the meeting analyze the risks associated with the executive compensation program. This process includes, among other things, a review of the Company’s programs and discussions with the Compensation Committee’s independent compensation consultant about the structure of the Company’s overall executive compensation program. This review includes the compensation potential under the Company’s incentive plans, the long-term view encouraged by the design and vesting features of the Company’s long-term incentive arrangements, and the extent to which the Compensation Committee and the Company’s management monitor the program. The Compensation Committee also identifies areas of enterprise risk of the Company and evaluates the degree to which participants in a plan perform functions that have the potential to significantly affect overall enterprise risk. The Compensation Committee then analyzes the extent to which design features have the potential to encourage behaviors that could significantly contribute to enterprise risk.

Our SEOs participate in the 2008 Stock Plan.

Based on its review (the most recent in March 30, 2011), the Compensation Committee has determined that the Company’s executive compensation program does not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company, and that no changes to these plans were required for this purpose.

Among the factors the Compensation Committee considered were the following:

• Vesting of stock options has historically been tied to tenure of employment and not tied to Company or individual performance. Stock options are subject to “clawback” provisions.

• The Compensation Committee generally targets the median of peer practice to generally limit total direct compensation.

In addition to the incentive plans in which our SEOs participate, the Company has incentive programs for other officers and branch employees which reward performance. The Compensation Committee reviewed all non-SEO programs, and concluded that none of them, considered individually or as a group, presented any material threat to our capital or earnings, encouraged taking undue or excessive risks, or encouraged manipulation or financial data in order to increase the size of an award. The rewards offered are typically based on subjective criteria and are not tied directly to Company performance. Several other plans reward loan production. Internal controls with different levels of review and approvals are designed to prevent manipulation to increase an award.

Certification.    As required by the U.S. Treasury Capital Purchase Program, the Compensation Committee certifies that it has (i) reviewed with senior risk officers the SEO compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company; (ii) reviewed with senior risk officers the Company’s employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and (iii) reviewed the Company’s employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

Compensation Committee of the Board

Roger M. Schrimp (Chairman)

Donald L. Barton

James J. Gilbert

Thomas A. Haidlen

Michael Q. Jones

Danny L. Titus

Richard J. Vaughan

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL ON APPROVAL OF A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 4 — SHAREHOLDER PROPOSAL

Robert P. Laukat of 23340 Lakewood Drive, Twain Harte, California 95383, telephone number (209) 586-7734, owning 3,346 shares of our common stock, has given notice that he intends to present the following proposal at the annual meeting. The proposal will be voted on only if properly presented at the annual meeting. In accordance with rules of the SEC, the text of Mr. Laukat’s resolution and supporting statement is printed verbatim from his submission and we take no responsibility for them. To ensure that readers can easily distinguish between the materials provided by the proponent and the materials provided by the Company, we have placed a box around materials provided by the proponent.

Shareholder Proposal

RESOLVED: That the shareholders of Oak Valley Bank Corp, as assembled in Annual Meeting in person and by proxy, hereby request the Board of Directors to take the necessary steps to provide for cumulative voting in the election of directors, which means each shareholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate or any two or more candidates as he or she may see fit.

REASONS: Many states have mandatory cumulative voting, so do National Banks.

In addition, many corporations have adopted cumulative voting.

If the Board enacted this proposal it would make it much easier for a concerned stockholder to obtain a seat on the Board of Directors.

Please vote yes on this proposal.

Board of Directors’ Statement in Opposition

The Board of Directors is committed to strong corporate governance and monitors current issues and trends on an ongoing basis. Cumulative voting in director elections continues to receive attention and has been the subject of public debate. Although a number of companies have adopted this standard in uncontested director elections, the Board believes it is not in the best interests of Oak Valley Bancorp or its shareholders at this time to amend Oak Valley Bancorp’s Articles of Incorporation and Bylaws to provide for the election of directors in uncontested director elections by cumulative voting. The issues raised by cumulative voting are significant and would introduce risks into Oak Valley Bancorp’s effective corporate governance structure while not necessarily improving the Board’s performance or its accountability to shareholders, as suggested by the proponent. In the Board’s view, before this standard can be further considered these issues need to be more fully addressed and clarified.

Oak Valley Bancorp uses the plurality vote standard to elect directors, like many other companies. Under this standard, which is the default method of voting under California law, nominees who receive the most affirmative votes are elected to the Board. Plurality voting ensures that all open positions are filled at each election. Oak Valley Bancorp’s current plurality vote standard and corporate governance structure, accomplish the primary objective of this proposal, allowing shareholders to express dissatisfaction with the Board by withholding votes for certain directors or by proposing nominees to the Board. Importantly, the current plurality vote standard allows Oak Valley Bancorp to maintain a stable Board of experienced and knowledgeable directors while evaluating an appropriate response to shareholder dissatisfaction.

Given Oak Valley Bancorp’s strong corporate governance practices, the Board of Directors believes this proposal is unnecessary. The Board maintains a Board Governance and Nominating Committee that is comprised entirely of independent directors. As described under “Corporate Governance and Board Matters” above, the Committee maintains and applies a robust set of criteria in selecting candidates for election to the Board and considers candidates recommended by shareholders in the same manner as other candidates. This process has resulted in a Board that is comprised of highly qualified directors from diverse backgrounds, a majority of whom are independent under NASDAQ rules. Shareholders have demonstrated their support for the Board of Directors and its nominees, electing each director nominee by a significant majority of the shares voted in elections during the past twenty years.

Oak Valley Bancorp is a strong company and during these challenging economic times has had stronger capital, better earnings and lower nonperforming assets than many of our peers. We attribute our success to the leadership of our strong Board and management.

The Board of Directors believes that this is not the right time to adopt a cumulative voting standard in the election of directors as a result of the uncertainty regarding proxy access. In August 2010, the SEC adopted final rules which would require companies to include in their proxy statements director nominees of shareholders meeting certain eligibility requirements. However, in October 2010, the SEC stayed the effectiveness of the proxy access rules, pending the result of judicial review after a lawsuit was filed challenging the legality of the rules. Accordingly, the Board of Directors believes that it is in the best interests of Oak Valley Bancorp and its shareholders to wait until the issues surrounding proxy access have been settled. If shareholders have the opportunity to make their own director nominees, a cumulative voting standard may be unnecessary. The Board does not believe it would be productive to devote resources to crafting cumulative voting provisions and going through the process of asking shareholders to consider the provisions when legislation may vitiate the need for a cumulative vote standard before the Securities and Exchange Commission rules on proxy access are finalized and enacted.

The Board is fully committed to strong corporate governance and it is the Board’s fiduciary duty to act in the best interests of Oak Valley Bancorp’s shareholders. In the Board’s view, however, this proposal would not necessarily enhance the ability of shareholders to impact the outcome of director elections, nor would it influence director accountability. The Board therefore does not believe that this proposal is in the best interests of Oak Valley Bancorp or its shareholders at this time. The Board will continue to follow the debate and monitor developments, and, if appropriate and in the best interests of Oak Valley Bancorp’s shareholders, will take further action to maintain its commitment to high standards of corporate governance. At the present time, however, the Board does not believe it would be wise to alter its plurality-based director election process, which we believe has served all shareholders, including the proponent, well to date.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE SHAREHOLDER PROPOSAL.

OTHER INFORMATION

Other Business Matters

We have received no notice any other items submitted for consideration at the Annual Meeting and except for reports of operation and activities by management, which are for information purpose only and require no action of approval or disapproval, management neither knows of nor contemplates any other business that will be presented for action by the shareholders at the Meeting.  If any further business is properly presented at the Annual Meeting, the persons named as proxies will act in their discretion on behalf of the shareholders they represent.

Shareholders Proposals for 2012 Meetings

Any shareholder who intends to present a proposal at the 2012 Annual Meeting, other than a director nomination, must deliver the written proposal to the Chief Financial Officer at 125 North Third Avenue, Oakdale, California 95361 no later than December 31, 2011, if the proposal is to be submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.  A shareholder must include proof of ownership of Oak Valley’s common stock in accordance with Rule 14a(8)(b)(2).  We encourage any stockholder interested in submitting a proposal to contact the Chief Financial Officer in advance of this deadline to discuss the proposal.  Shareholders may also want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities rules.

Additional Proxy Material

A copy of our 2010 Annual Report (Form 10-K) is accessible at: www.edocumentview.com/OVLY.  If you would like to receive a hard copy of the 2010 Annual Report, you may obtain one without charge by sending a request to by contacting:

Methods:	If you are a shareholder of record:	If you are beneficial owner of shares held in street name:
First Class/Registered/Certified Mail:	Computershare Investor Services 250 Royall Street Canton, MA 02021	Not available.

By Telephone:	Toll Free Telephone Number: 1-866-641-4276	Toll Free Telephone Number: 1-800-579-1639

From the Internet:	Go to www.investorvote.com/OVLY, click Request Materials	Go to www.proxyvote.com by following the instructions on the screen.

By Email	Write to investorvote@computershare.com with subject line: “Proxy Materials Oak Valley Bancorp.”	Send a blank email to sendmaterial@proxyvote.com with your 12-Digital Control Number in the subject line.

No Incorporation by Reference of Certain Portions of this Proxy Statement

Notwithstanding anything to the contrary set forth in any of previous filings made under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings made by us under those statues.  Neither the Audit Committee Report nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor is such report to be incorporated by reference into any future filings made by us under those statutes.

ANNUL MEETING OF SHAREHOLDERS OF

OAK VALLEY BANCORP

JUNE 9, 2011

COMMON

PROXY VOTING INSTRUCTIONS

Internet — Access www.investorvote.com and follow the on-screen instructions to obtain your identification number which will allow you to cast your vote.

Telephone — Call toll free 1-800-652-8683 from any touch-tone telephone and follow the instructions to obtain your identification number which will allow you to cast your vote.

Vote online/phone until 11:00 PM PDT, June 8, 2011, the day before the meeting

Mail — If you have requested a printed Proxy Material as provided on page 2 of the Proxy Statement, sign, date and mail your proxy card in the envelope provided as soon as possible.

In Person — You may vote your shares in person by attending the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE SHAREHOLDERS MEETING TO BE HELD ON JUNE 9, 2011. The Proxy Statement, Form 10-K for the year ended December 31, 2010 and the 2010 Annual Report to shareholders are available at www.edocumentview.com/OVLY

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOU VOTE IN BLUE OR BLACK INK.

A.            Voting Items

Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:	For	Withhold
	01 — Christopher M. Courtney	☐	☐
	02 —Michael Q. Jones	☐	☐
	03 — Richard J. Vaughan	☐	☐

		For	Against	Abstain

2.	To approve the proposal to ratify the appointment of Moss Adams, LLP as the independent registered public accounting firm for the Company’s 2011 Fiscal year.	☐	☐	☐

3.	To adopt a non-binding advisory vote approving executive compensation.	☐	☐	☐

4.	To adopt cumulative voting for the election of directors.	☐	☐	☐

5.	In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

B.            Non-Voting Items

Change of Address— Please print new address below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

C.            Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign exactly as your name(s) appears. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If more than one trustee, all should sign. All joint owners should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

ANNUL MEETING OF SHAREHOLDERS OF

OAK VALLEY BANCORP

JUNE 9, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of Oak Valley Bancorp, and the accompanying Proxy Statement dated April 28, 2011, and revoking any Proxy heretofore given, hereby constitutes and appoints Ronald Martin and Roger Schrimp  each of them, with full power of substitution, as attorneys and Proxies to appear and vote all of the shares of Common Stock of Oak Valley Bancorp, a California corporation, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of Oak Valley Bancorp, to be held at Oak Valley Bancorp Headquarter at 338 E F Street, Oakdale, California 95361 on June 9, 2011 at 4 p.m. or at any adjournments thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments thereof. The above-named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this Proxy in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” PROPOSALS NO. 2, AND 3, AND “AGAINST” PROPOSAL NO. 4.  THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED.  IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” PROPOSALS NO. 2 AND 3, AND “AGAINST” PROPOSAL NO. 4.

THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Appendix A

CHARTER
OF
THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
OF
OAK VALLEY BANCORP AND OAK VALLEY COMMUNITY BANK

(As adopted by the Board of Directors in October 2010)

I.              PURPOSE

The Corporate Governance and Nominating Committee (the “Committee”) of Oak Valley Bancorp and its subsidiary Oak Valley Community Bank (collectively, the “Company”), is a committee of the Board of Directors of Oak Valley Bancorp and its subsidiary Oak Valley Community Bank (collectively, the “Board”).

The purpose of the Committee is to review and make recommendations to the Board on matters concerning corporate governance; Board composition; identification, evaluation and nomination of director candidates; Board committees; and conflicts of interest.

In furtherance of these purposes, the Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

II.            MEMBERSHIP

The Committee members shall be appointed by, and shall serve at the discretion of, the Board.  The Committee shall consist of no fewer than two members of the Board.  The Board may designate one member of the Committee as its chair.  Members of the Committee shall not have a relationship with the Company or its affiliates that may interfere with the exercise of their independence, and shall otherwise be deemed “Independent Directors” as defined by (i) the listing standards of the Nasdaq Stock Market, Inc. Listing Rules (the “Nasdaq Rules”) and (ii) the rules of the SEC (including Rule 10A-3).

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board.  Committee members may be removed from the Committee, with or without cause, by the Board.  Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.

III.           RESPONSIBILITIES AND DUTIES

The responsibilities and duties of the Committee shall include:

Corporate Governance Generally

•                                          Reviewing annually the principles of corporate governance approved by the Board to ensure that they remain relevant and are being complied with, recommending changes to the Board as necessary;

•                                          Reviewing proposed changes to the Company’s Articles of Incorporation and Bylaws and making recommendations to the Board;

•                                          Determining the manner in which shareholders may send communications to the Board (as a whole or individually), as well as the process by which shareholder communications will be relayed to the Board and what the Board’s response, if any, should be and, until replaced by other procedures, the following shall be the process:

Written recommendations from shareholders for director nominees should be delivered to the Chair of the Committee.

In order for the Committee to adequately consider any shareholder recommendation, the recommendation should include an analysis of the proposed nominee under the criteria discussed above.  In addition, the recommendation must include all information relating to the proposed director nominee that would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.  The Committee will evaluate director nominees recommended by shareholders in the same manner as it evaluates other nominees.  Recommendations received prior to any Committee meeting where director nominees are to be considered will be considered at such meeting.

Notwithstanding the foregoing with respect to shareholder recommendations, shareholder nominations for director must be submitted in accordance with the provisions of the Company’s bylaws.

•                                          Reviewing periodically the succession planning for the Chief Executive Officer and other executive officers, reporting its findings and recommendations to the Board, and working with the Board in evaluating potential successors to these executive management positions;

•                                          Reviewing governance-related stockholder proposals, if any, and recommending Board responses;

•                                          Overseeing compliance by the Board and its committees with applicable laws and regulations, including those promulgated by the Securities and Exchange Commission and, as appropriate, the Nasdaq Rules;

•                                          Reviewing its own charter and processes on an annual basis;

Board Composition, Evaluation and Nominating Activities

•                                          Overseeing the Board evaluation process including conducting periodic evaluations of the performance of the Board as a whole and each Board committee and evaluating the performance of Board members eligible for re-election;

•                                          Reviewing and making recommendations to the Board regarding the composition and size of the Board and determine the relevant criteria (including any minimum qualifications) for Board membership including issues of character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business, other commitments and the like;

•                                          Reviewing annually the relationships that each director has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and shall identify for the Board those directors who have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company);

•                                          In appropriate circumstances, the Committee, in its discretion, shall consider and may recommend the removal of a director for cause, in accordance with the applicable provisions of the Company’s articles of incorporation and bylaws;

•                                          Establishing procedures for the submission of candidates for election to the Board (including recommendations by stockholders of the Company);

•                                          Establishing procedures for identifying and evaluating nominees for Director;

•                                          Reviewing and recommending candidates for election to the Board at the annual meeting of shareholders in compliance with the Company’s policies and procedures for consideration of Board candidates;

•                                          Identifying, considering and recommending candidates to fill new positions or vacancies on the Board; in performing these duties, the Committee shall have the authority, at the Company’s expense, to retain and terminate any search firm to be used to identify Board candidates and shall have authority to approve the search firm’s fees and other retention terms;

•                                          Reviewing the required disclosure, if applicable, included in the Company’s annual public filings regarding the Company’s nomination process;

•                                          Making recommendations for continuing education of Board members;

Board Committees

•                                          Periodically reviewing the charter and composition of each Board committee and making recommendations to the Board for the creation of additional Board committees or the change in mandate or dissolution of Board committees;

•                                          Recommending to the Board persons to be members of the various Board committees;

Conflicts of Interest

•                                          Periodically evaluating the Company’s corporate governance guidelines and code of ethics and recommending changes to the Board as necessary;

•                                          Considering questions of possible conflicts of interest of Board members and of corporate officers; and

•                                          Reviewing actual and potential conflicts of interest of Board members and corporate officers, other than related party transactions reviewed by the Audit Committee, and approving or prohibiting any involvement of such persons in matters that may involve a conflict of interest or taking of a corporate opportunity.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws.  The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion.  While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board.  To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

In performing its duties, the Committee shall have the authority, at the Company’s expense, to retain, hire, and obtain advice, reports or opinions from internal or external legal counsel and expert advisors.

IV.           MEETINGS

The Committee will meet at least once annually and, otherwise, as often as may be deemed necessary or appropriate, in its judgment, in order to fulfill its responsibilities.  The Committee may meet either in person or telephonically, and at such times and places as the Committee determines.  The Committee may establish its own meeting schedule, which it will provide to the Board.

The Committee will maintain written minutes of its meetings, which will be filed with the minutes of the meetings of the Board.

VI.           REPORTS

The Chair of the Committee shall make regular reports to the full Board on the actions and recommendations of the Committee.